As filed with the Securities and Exchange Commission on August __, 2008

Registration No. 333-149782

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

(AMENDMENT NO. 2)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VYCOR MEDICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3841	20-3369218
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

80 Orville Drive, Suite 100
Bohemia, New York 11716
(631) 244 1435
(Address, Including Zip Code, and Telephone Number,
Including Area Code, or Registrant’s Principal Executive Offices)

Kenneth T. Coviello
Chief Executive Officer
Vycor Medical Inc.
80 Orville Drive, Suite 100
Bohemia, New York 11716
(631) 244 1435
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, NY 10006

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	1,750,000	$.19	$332,500	$13.07
Common Stock, par value underlying Convertible Securities	350,000	$.19	$66,500	$2.61
Total	2,100,000	$.19	$399,000	$15.68

(1)
All shares registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)
Based on the last sales price in $.19 per share of common stock. The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(e). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price the shares were sold to our shareholders in a private placement on February 20, 2008. The price of $.19 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST __, 2008

VYCOR MEDICAL, INC.

1,750,000Shares of common stock

350,000 Shares of common stock
underlying convertible securities
offering by selling shareholders

The selling stockholders identified in this prospectus are offering for sale from time to time up to 2,100,000 shares of our common stock, including 350,000 shares they may acquire on conversion of certain debentures, warrants and exercise of certain options (collectively, the “Convertible Securities”).

The common stock and Convertible Securities have already been issued to the selling stockholders in private placement transactions, which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

The Convertible Securities have different exercise or conversion prices and different expiration dates.

The resale of the shares of common stock is not being underwritten. The selling stockholders may sell or distribute the shares, from time to time, depending on market conditions and other factors, through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The price of $.19 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sales of the shares by the selling stockholders.

To the extent the Convertible Securities are exercised or converted to shares of our common stock, if at all, we will receive the exercise or conversion price for those Convertible Securities.

We will pay all of the registration expenses incurred in connection with this offering (estimated to be $87,016), but the selling stockholders will pay all of the selling commissions, brokerage fees and related expenses.

There is a limited market in our common stock. The shares are being offered by the selling stockholders in anticipation of the development of a secondary trading market in our common stock. We cannot give you any assurance that an active trading market in our common stock will develop, or if an active market does develop, that it will continue.

Investing in our common stock involves a high degree of risk. You may lose your entire investment. See “Risk Factors” beginning on page 4 for a discussion of certain risk factors that you should consider.

You should read the entire prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August __, 2008

TABLE OF CONTENTS

Page
Prospectus Summary	6
Forward-Looking Statements	21
Risk Factors	12
Use of Proceeds	21
Determination of Offering Price	22
Dilution	22
Business	22
Legal Proceedings	49
Market for Common Equity and Related Stockholder Matters	50
Dividends	50
Security Ownership of Certain Beneficial Owners and Management	54
Management	57
Executive Compensation	58
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	60
Certain Relationships and Related Party Transactions	61
Selling Shareholders	61
Plan of Distribution	70
Description of Securities	71
Legal Matters	74
Experts	74
Where You Can Find Additional Information	75

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock, including shares they acquire upon exercise of their warrants, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision. Contents from our website, www.vycormedical.com, are not part of this prospectus. Except as otherwise specifically stated or unless the context otherwise requires, the “Company,” “we,” “our” and “us” refers collectively to Vycor Medical, Inc.

THE COMPANY

Business Overview

We are a developer of neurological medical devices and are in the process of introducing our first series of products to the marketplace.

Our first product line that we plan to introduce to the market is a new type of self retaining brain retractor called the ViewSite Brain Access System.

We are in the process of conducting research, development, prototyping, and production mold development work for the Brain Access System. This product was designed to assist the neurosurgeon with brain surgery. It allows the surgeon to gain access to various regions in the brain through a working channel.

The product line will consist of various port sizes and lengths to allow the surgeon to use the device for various regions of the brain and different procedures.

 We are planning to launch the Brain Access System product in the by the end 2008.

The second product in our pipeline is the Cervical Access System, which is planned for launch by the end of 2009. Like the Brain Access System, this product is designed to assist the surgeon in cervical surgeries, allowing the surgeon to gain access to the anterior cervical surgery site.

Certain milestones and hurdles which we still have to clear before our products may be successfully brought to market include:

•	Manufacturing- producing additional molds, production and sterilization validations for the Brain Access System;

•	Establishing a sales force-through independent distributors and representatives;

•	Securing additional financing for continued operations;

•	Adding additional management ;

•	Finishing and producing certain accessories to our devices;

•	Maintaining good standing with the regulatory agencies; and

•	Favorable acceptance by the surgeons and hospitals of our devices

Regulatory Status

We have received FDA 510k clearance for both our Brain Access System and Cervical Access System products in July 2006. Section 510(k) of the United States Food, Drug and Cosmetic Act requires medical device manufacturers to register with the U.S. Food and Drug Administration of their intent to market a medical device at least 90 days in advance. The 510(k) submission allows the U.S. Food and Drug Administration to determine whether a device is generally equivalent to similar one already on the market. With the FDA 510k clearance, we are authorized to take our products to market in the U.S. without further approvals (www.fda.gov/cdrh/consumer/geninfo.html).

We have also received CE Marking for our products in September 2006 and are able to sell them in member countries of the European Union. The European Medical Device Directive makes it mandatory to fulfill CE certification requirements in order to export medical devices, of Class I, IIa, IIb, and III to any country within the European community.

We have recently received Canadian approval to sell our devices in the Canadian market.

The following is a summarized list of necessary upfront and ongoing requirements for the USA, Europe and Canada for medical device manufacturers.

USA - We must comply with FDA requirements applicable to devices, including quality system requirements pertaining to all aspects of our product design and manufacturing process, such as requirements for packaging, labeling, record keeping, including complaint files, and corrective and preventive action related to product or process deficiencies. The FDA enforces its quality system requirements through periodic inspections of medical device manufacturing facilities. In addition, Medical Device Reports must be submitted to the FDA to report an event or information that reasonably suggests that a device may have caused or contributed to a death or serious injury. Medical device reports can result in agency action such as inspections, recalls, and patient/physician notifications, and are often the basis for agency enforcement actions. Because the reports are publicly available, they can also become the basis for private tort suits, including class actions.

Labeling and Advertising. The nature of marketing claims that the FDA will permit us to make in the labeling and advertising of our medical devices will be limited to those specified in an FDA approval and claims exceeding those that are approved will constitute a violation of the Federal Food, Drug, and Cosmetics Act. Violations of the Federal Food, Drug, and Cosmetics Act, Public Health Service Act or regulatory requirements at any time during the product development process, approval process, or after approval may result in agency enforcement actions, including voluntary or mandatory recall, license suspension or revocation, premarket approval withdrawal, seizure of products, fines, injunctions, and/or civil or criminal penalties. Any agency enforcement action could have a material adverse effect on us.

The advertising of our products will also be subject to regulation by the Federal Trade Commission, under the Federal Trade Commission Act (“FTC Act”). The FTC Act prohibits unfair methods of competition and unfair or deceptive acts in or affecting commerce. Violations of the FTC Act, such as failure to have substantiation for product claims, would subject us to a variety of enforcement actions, including compulsory process, cease and desist orders, and injunctions. Federal Trade Commission enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, and restitution. Violations of Federal Trade Commission enforcement orders can result in substantial fines or other penalties.

Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data and promotional activities for such product, will be subject to continual review and periodic inspections by the FDA and other regulatory bodies. In particular we and our suppliers are required to comply with the Quality System Regulation, or QSR, for the manufacture of our products which cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of any product for which we obtain marketing approval. The FDA enforces the GMP and QSR through unannounced inspections. We and our third party manufacturers and suppliers will have to successfully complete such inspections. Failure by us or one of our suppliers, to comply with statutes and regulations administered by the FDA and other regulatory bodies, or failure to take adequate response to any observations, could result in, among other things, any of the following enforcement actions:

•	warning letters or untitled letters;

•	fines and civil penalties;

•	unanticipated expenditures;

•	withdrawal or suspension of approval by the FDA or other regulatory bodies;

•	product recall or seizure;

•	orders for physician notification or device repair, replacement or refund;

•	interruption of production;

•	operating restrictions;

•	injunctions; and

•	criminal prosecution.

If any of these actions were to occur it would harm our reputation and cause our product sales and profitability to suffer. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with applicable regulatory requirements.

If the FDA determines that our promotional materials, training or other activities constitutes promotion of an unapproved use, it could request that we cease or modify our training or promotional materials or subject us to regulatory enforcement actions. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our training or other promotional materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

Moreover, any modification to a device that has received FDA approval that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design or manufacture, requires a new approval from the FDA. If the FDA disagrees with any determination by us that new approval is not required, we may be required to cease marketing or to recall the modified product until we obtain approval. In addition, we could also be subject to significant regulatory fines or penalties.

In addition, we may be required to conduct costly post-market testing and surveillance to monitor the safety or efficacy of our products, and we will be required to report adverse events and malfunctions related to our products. Later discovery of previously unknown problems with our products, including unanticipated adverse events or adverse events of unanticipated severity or frequency, manufacturing problems, or failure to comply with regulatory requirements such as QSR or GMP, may result in restrictions on such products or manufacturing processes, withdrawal of the products from the market, voluntary or mandatory recalls, fines, suspension of regulatory approvals, product seizures, injunctions or the imposition of civil or criminal penalties.

Further, healthcare laws and regulations may change significantly in the future. Any new healthcare laws or regulations may adversely affect our business. A review of our business by courts or regulatory authorities may result in a determination that could adversely affect our operations. Also, the healthcare regulatory environment may change in a way that restricts our operations.

Europe - Before we can sell a medical device within Europe, we must place a CE Mark (CE Marking) on our product or label. It is a legally binding statement by the manufacturer that their product has met all of the requirements of the Medical Devices Directive (MDD 93/42/EEC). The term initially used was "EC Mark" and it was officially replaced by "CE marking" in the Directive 93/68/EEC in 1993. "CE marking" (not CE mark) is the official term now used in all new EC directives. By affixing the CE marking, the manufacturer, its authorized representative, or person placing the product on the market or putting it into service (the distributor of our devices) asserts that the item meets all the essential requirements of the relevant European Directive(s). The CE marking is a mandatory European marking for certain product groups to indicate conformity with the essential health and safety requirements set out in European Directives.

The Medical Devices Directives state that companies must do the following before they can apply the CE Mark to their medical device:

•	Compile a CE Marking Technical File (or Design Dossier for Class III) with evidence of compliance to the Medical Devices Directive (or the IVD/AIMD Directives).

•	Receive a CE Mark certificate from a Notified Body if Class I with Measuring or Sterile function, Class IIa, IIb, or III.

•	Appoint a European Authorized Representative if a manufacturer has no physical location in Europe.

•	Register medical devices with the EU Competent Authorities, where applicable.

Only after these CE compliance requirements are satisfied, are we allowed to place the CE Mark on our devices.

Canada– A manufacturer must be in compliance with Canadian Medical Device Regulatory requirements in quality system and have medical device licenses for all class 2, 3, and 4 medical devices. Further, a manufactuer is required to have establishment licenses if class 1 devices are distributed and have distribution agreements with Canadian distributors. Notification of adverse events (mandatory reports) and recalls must be reported to Health Canada. Licenses must be renewed  annually and existing licenses must be amended or new licenses submitted for new products/models.

Our History

We were formed as a limited liability company under the laws of the State of New York on June 17, 2005 as “Vycor Medical LLC.”. On August 14, 2007, we converted into a Delaware corporation and changed our name to “Vycor Medical, Inc.”

Our Corporate Information

We maintain our corporate offices at 80 Orville Drive, Suite 100, Bohemia, NY 11716. Our telephone number is (631) 244 1435 and our facsimile number is (631) 244 1436. We also have a website at www.vycormedical.com.

THE OFFERING

The Offering

This prospectus relates to (i) 1,750,000 shares of common stock and (ii) 350,000 shares of common stock underlying certain Convertible Securities.

Common stock outstanding prior to offering	22,382,879

Common stock offered by Company	0

Total shares of common stock offered by selling stockholders	2,100,000 (including up to 350,000 shares of common stock underlying certain Convertible Securities)

Common stock to be outstanding after the offering (assuming all the Convertible Securities have been either exercised or converted)	24,482,879

Use of proceeds of sale
We will not receive any of the proceeds of sale of the shares of common stock by the selling stockholders. However, we will receive proceeds from any exercise or conversion of the Convertible Securities into up to 350,000 of our shares of common stock, which are presently offered under this prospectus. We intend to use any proceeds received from the exercise or conversion, as the case may be, for working capital and other general corporate purposes. We, however, cannot assure you that any of the Convertible Securities will be exercised or converted.

Risk Factors	See “Risk Factors” beginning on page 4 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

Background

On February 15, 2008, we entered into a transaction with Regent Private Capital, LLC , whereby Regent Private Capital, LLC agreed to invest $1,000,000 in the purchase of our Convertible Debentures — such investment to be made in two tranches of $500,000 each.

Pursuant to the Convertible Debenture Purchase Agreement between Regent Private Capital, LLC and ourselves dated February 15, 2008, we had agreed to file a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”), to register for sale all common stock which may be issuable upon conversion of the Regent Debentures.

On February 15, 2008, we entered into a transaction with Fountainhead Capital Partners Limited , whereby Fountainhead Capital Partners Limited agreed to invest $300,000 in the purchase of our Convertible Debentures — such investment to be made in two tranches of $150,000 each.

Pursuant to the Convertible Debenture Purchase Agreement between Fountainhead Capital Partners Limited and ourselves dated February 15, 2008, we had similarly agreed to file a registration statement on Form S-1 with the SEC, to register for sale all common stock which may be issuable upon conversion of the Fountainhead Debentures.

As of the date hereof, both tranches of investments by Regent Private Capital, LLC and Fountainhead Capital Partners Limited have been completed.

Subsequent to the dates of these transactions, both Fountainhead Capital Partners Limited and Regent Private Capital, LLC agreed to allow us to register less than all of the shares of common stock issuable under the Regent Debenture and the Fountainhead Debenture. Instead, we have agreed to provide Regent Private Capital, LLC and Fountainhead Capital Partners Limited with certain demand and “piggy-back” registration rights covering the remainder of the common stock issuable under such Debentures. We shall file the relevant registration rights agreements with Regent Private Capital, LLC and Fountainhead Capital Partners Limited once they have been negotiated and entered into.

On April 15, 2008, Fountainhead Capital Partners Limited assigned its interest in the Fountainhead Bridge Loan Debenture to Fountainhead Capital Management Limited.

Additionally, we are seeking to register some of our issued and outstanding shares of common stock as well as some of the shares of common stock issuable under the Convertible Securities.

Plan of Distribution

This offering is not being underwritten. The selling stockholders may sell or distribute the shares, from time to time, depending on market conditions and other factors, through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The price of $.19 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board or on any stock exchange whereupon, the selling stockholders directly, through agents designated by them from time to time or through brokers or dealers also to be designated, may sell their shares from time to time, in or through privately negotiated transactions, or in one or more transactions, including block transactions, on the OTC Bulletin Board or on any stock exchange on which the shares may be listed in the future pursuant to and in accordance with the applicable rules of such exchange or otherwise. The selling price of the shares may then be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices after the shares are quoted on the OTC Bulletin Board. To the extent required, the specific shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any such agent, broker or dealer and any applicable commission or discounts with respect to a particular offer will be described in an accompanying prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We will not receive any proceeds from sales of shares by the selling stockholders. However, if any of the selling stockholders decide to exercise or convert their convertible security, we will receive the net proceeds of the exercise or conversion of such security held by the selling stockholders. We intend to use any proceeds we receive from the exercise or conversion of convertible securities for working capital and other general corporate purposes. We cannot assure you that any of the Convertible Securities ever be exercised or converted.

We will pay all expenses of registration incurred in connection with this offering (estimated to be $87,016), but the selling stockholders will pay all of the selling commissions, brokerage fees and related expenses.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of any of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock.

Risks Related to Our Financials

We are a recently formed development stage company that has not achieved profitable operations. If our business plan fails, you may lose your entire investment.

Our independent auditors, Paritz & Company, certified public accountants, have expressed substantial doubt concerning our ability to continue as a going concern.

We have incurred losses since our inception, including a net loss of $539,650 for the year ended December 31, 2007, and we expect to incur substantial additional losses, including additional development costs, costs related to clinical trials and manufacturing expenses. We have incurred negative cash flows from operations since inception. As of December 31, 2007, we had a stockholders’ deficiency of $614,328 and a cash and cash equivalents balance of $15,739. Since we have no record of profitable operations, there is high a possibility that you may suffer a complete loss of your investment.

We were formed on June 17, 2005 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our products. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We were formed on June 17, 2005 and are currently developing and introducing new products. There can be no assurance that at this time we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	competition;

•	need for acceptance of products — there can be no assured market for our products and there is no guarantee of orders or surgeon acceptance;

•	ability to continue to develop and extend brand identity;

•	ability to anticipate and adapt to a competitive market;

•	ability to effectively manage rapidly expanding operations;

•	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

•	dependence upon key personnel to market and sell our products and the loss of one of our key managers may adversely affect the marketing of our products.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated February 7, 2008, our independent auditors stated that our financial statements for the period ended December 31, 2007 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

Our revenue will be dependent upon acceptance of our products by the market. The failure of such acceptance will cause us to curtail or cease operations.

We believe that virtually all of our revenue will come from the sale of our products. As a result, we will continue to incur substantial operating losses until such time as we are able to generate revenue from the sale of our products. There can be no assurance that businesses and customers will adopt our technology and products, or that businesses and prospective customers will agree to pay for our products. In the event that we are not able to significantly increase the number of customers that purchase our products, or if we are unable to charge the necessary prices fees, our financial condition and results of operations will be materially and adversely affected.

Risks Related to Our Business

We cannot be certain that we will obtain patents for our devices or that such patents will protect us from competitors

We believe that our success and competitive position will depend in large part on our ability to obtain and maintain patents for our devices. We have filed patent applications for both the design of our Brain Access System and Cervical Access System and the method of performing surgery with our devices. The U.S. Patent and Trademark Office typically requires 12-24 months or more to process a patent application. There can be no assurance that our patent applications will be approved. However we do not intend to wait for the approval of the patent applications before launching our devices. There can be no assurance regarding how long it will take the U.S. Patent and Trademark Office to decide whether to approve our patent applications or how long it will take foreign patent offices to grant us patents. There can be no assurance that any patent issued or licensed to us will provide us with protection against competitive products or otherwise protect our commercial viability, or that challenges will not be instituted against the validity or enforceability of any of our patents or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and enforce it against infringement can be substantial. Even issued patents may later be modified or revoked by the Patent and Trademark Office or in legal proceedings. Patent applications in the United States are maintained in secrecy until the patent issues and, since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries, we cannot be certain that we were the first creator of the inventions covered by our pending patent applications or the first to file patent applications on such inventions.

We are dependent on two key vendors to manufacture our products.

We are dependent on Lacey Manufacturing Company (“Lacey”) of Bridgeport, Connecticut to provide a full range of engineering, contract manufacturing and logistical support to manufacture our products. The Company has now executed an agreement with Lacey to provide manufacturing, engineering and design services, a copy of which is attached as an exhibit. We are dependent upon their commencing manufacture of our products in accordance with our specifications and delivering them on a timely basis in order to realize our business plan. They can however no assurances that this will be the case. As of December 31, 2007, the amount payable to Lacey was $207,245. We have agreed to a payment plan with Lacey, with no interests on the outstanding amount. Pursuant to that payment plan, as of August 1, 2008, the amount payable to Lacey had been reduced to approximately $64,578.

We recently engaged C&J Industries, Meadville PA, to design certain models of the Brain Access System in addition to Lacey. We are dependent upon their commencing manufacture of our products in accordance with our specifications and delivering them on a timely basis in order to realize our business plan. They can however no assurances that this will be the case.

If either supplier fails to manufacture and/or deliver our products as specified, we may need to locate another manufacturer. We can offer no assurances that we will be successful in finding an alternate manufacturer and negotiating acceptable terms with them on a timely basis without impact on our manufacturing and delivery schedule.

Both manufactures are subject to regulatory requirements and certifications. Loss of certification would effect our supply.

We will need distribution and marketing partners to help us market our products.

We do not have established distribution and marketing channels. We will need to find means of letting our potential users know about our products and find means of distributing our products to them. We are in discussions with potential medical device distributors and sales agents. There is no assurance that our discussions will be successful or that these distributors or sales agents would in fact be successful in promoting and selling our products.

We will need to raise substantial additional funds to bring any products to market and operate.

Our current funds are not sufficient to allow us to successfully launch and market our products. We will require substantial additional funds in order to bring our products to market. Sufficient funds on terms acceptable to us may not be available or may be available only on terms that are dilutive to investors in this offering. Our inability to obtain additional funds might prevent us from launching the products and continuing operations.

We may not be successful in capturing desired market share if products are not compatible with navigational systems.

We believe that using our products with existing navigation systems will be important in gaining market acceptance and making our pre-market evaluations. We have had discussions with BrainLAB and Medtronic about integrating our products with their navigation systems by making an adaptor to allow our products to work with their navigation systems. We can offer no assurances that we will be able to conclude a formal agreement of terms with these manufacturers, and also find another manufacturer of a navigation system willing to integrate our products with their system, or what the terms for integration will be. Further, if we were to grant an exclusive to one manufacturer of navigation systems, we may have precluded from selling our products to customers who do not use that particular navigation system.

Our development activities may be more expensive than anticipated and that we may not have sufficient resources to realize our business plan.

There is a possibility that the money and time required to obtain permits, to enter into arrangements with manufacturers and distributors etc. may be excessive and more than what we had anticipated. We may conclude that the expenses will make the launch uneconomical. Therefore there is a risk that funds that we may not be able to complete the development of and sale of our products.

Sales may not produce profits.

We may be forced to sell our products at a lower price than anticipated due to a variety of reasons, including without limitation selling prices of comparable products by our competitors and budget constraints of our customers. Further, we may sell fewer products than anticipated, and the costs associated with each unit, including costs of manufacturing and commissions, may be greater than anticipated. As a result, there is a risk that the cost of the launch may be greater than we anticipated and that the sale of devices may fail to yield profitability.

Our products may not be accepted in the marketplace.

Uncertainty exists as to whether our products, once completely developed and available for commercialization, will be accepted by the market without clinical evaluations. A number of factors may limit the market acceptance of our products, including the timing of regulatory approvals and market entry relative to competitive products, the availability of alternative products and the price of the our products relative to alternative products. There is a risk that surgeons will be encouraged to use multiple use devices, such as retractors, instead of our single use devices. Our device is designed to be used once and then discarded. Our competitors market multiple use devices such as retractors. The multiple use devices are not appreciably more expensive than our single use devices and therefore they are significantly less expensive on a per use basis. We are assuming that notwithstanding the difference in price that surgeons will elect to use our devices because of their perception that our devices will permit safer and less invasive surgery. However, hospitals, medical insurance providers, health maintenance organizations and others approving surgical costs may decide that the cost outweighs the benefit. In addition, surgeons may opt to use other devices.

Even if our products are approved by regulatory authorities, if we or our suppliers fail to comply with ongoing regulatory requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data and promotional activities for such product, will be subject to continual review and periodic inspections by the FDA and other regulatory bodies. In particular we and our suppliers are required to comply with the Quality System Regulation, or QSR, for the manufacture of our products which cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of any product for which we obtain marketing approval. The FDA enforces GMP and QSR through unannounced inspections. We and our third party manufacturers and suppliers will have to successfully complete such inspections. Failure by us or one of our suppliers, with statutes and regulations administered by the FDA and other regulatory bodies, or failure to take adequate response to any observations, could result in, among other things, any of the following enforcement actions:

•	warning letters or untitled letters;

•	fines and civil penalties;

•	unanticipated expenditures;

•	withdrawal or suspension of approval by the FDA or other regulatory bodies;

•	product recall or seizure;

•	orders for physician notification or device repair, replacement or refund;

•	interruption of production;

•	operating restrictions;

•	injunctions; and

•	criminal prosecution.

If any of these actions were to occur it would harm our reputation and cause our product sales and profitability to suffer. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with applicable regulatory requirements.

If the FDA determines that our promotional materials, training or other activities constitutes promotion of an unapproved use, it could request that we cease or modify our training or promotional materials or subject us to regulatory enforcement actions. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our training or other promotional materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

Moreover, any modification to a device that has received FDA approval that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design or manufacture, requires a new approval from the FDA. If the FDA disagrees with any determination by us that new approval is not required, we may be required to cease marketing or to recall the modified product until we obtain approval. In addition, we could also be subject to significant regulatory fines or penalties.

In addition, we may be required to conduct costly post-market testing and surveillance to monitor the safety or efficacy of our products, and we will be required to report adverse events and malfunctions related to our products. Later discovery of previously unknown problems with our products, including unanticipated adverse events or adverse events of unanticipated severity or frequency, manufacturing problems, or failure to comply with regulatory requirements such as QSR or GMP, may result in restrictions on such products or manufacturing processes, withdrawal of the products from the market, voluntary or mandatory recalls, fines, suspension of regulatory approvals, product seizures, injunctions or the imposition of civil or criminal penalties.

Further, healthcare laws and regulations may change significantly in the future. Any new healthcare laws or regulations may adversely affect our business. A review of our business by courts or regulatory authorities may result in a determination that could adversely affect our operations. Also, the healthcare regulatory environment may change in a way that restricts our operations.

Similarly, in Canada , Health Canada could place a hold on imports from us and could revoke any licenses held for violations of its rules and regulations. Health Canada could issue a warning the first time around and we would be obligated to fix the problem and follow up with Health Canada.

In Europe, the relevant European authorities could hold imports from us and remove CE marking for violating their rules and regulations. We could get a warning from a European Competent Authority or its Notified Body and we would be obligated to fix the problem and follow up with either the Notified Body or Competent Authorities.

Because product liability is inherent in the medical devices industry and insurance is expensive and difficult to obtain, we may be exposed to large lawsuits.

Our business exposes us to potential product liability risks, which are inherent in the manufacturing, marketing and sale of medical devices. While we will take precautions we deem to be appropriate to avoid product liability suits against us, there can be no assurance that we will be able to avoid significant product liability exposure. Product liability insurance for the medical products industry is generally expensive, to the extent it is available at all.. While we may obtain such coverage , there can be no assurance that we will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against us may exceed any insurance coverage secured by us and could have a material adverse effect on our results or ability to continue marketing our products.

Because the healthcare industry is subject to changing policies and procedures, we may find it difficult to continue to compete in an uncertain environment.

The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. During the past several years government regulation of the healthcare industry has changed significantly in several countries. Healthcare industry participants may react to new policies by curtailing or deferring use of new treatments for disease, including treatments that would use our devices. This could substantially impair our ability to successfully marker our products, which would have a material adverse effect on our performance.

The market success of our product candidates will be dependent in part upon third-party reimbursement policies that are often subject to change.

Our ability to successfully penetrate the market for our products may depend significantly on the availability of reimbursement for our products from third-party payers, such as governmental programs, private insurance and private health plans. While our products are currently reimbursed under applicable Medicare policies and many third-party payers, there is no guarantee that this will not change in the future or that applicable levels of reimbursement for our products, if any, will be high enough to allow us to charge a reasonable profit margin. If levels of reimbursement are decreased in the future, the demand for our products could diminish or our ability to sell our products on a profitable basis could be adversely affected.

Some of our competitors are more established and better capitalized than we are and we may be unable to establish market share.

Some of our competitors are well-known, more established and better capitalized than we are. As such, they may have at their disposal greater marketing strength and economies of scale. They may also have more resources to expend on research and development to create more innovative products in competition with ours. Accordingly, we may not be successful in competing with them for market share.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with minimal employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share, of which, as of August 1, 2008, 22,382,879 of common stock were issued and outstanding. These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

Further, our Certificate of Incorporation authorizes 10,000,000 shares of preferred stock, $.001 par value per share. The board of directors is authorized to provide for the issuance of these unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof. Accordingly, the board of directors may issue preferred stock which convert into large numbers of shares of common stock and consequently lead to further dilution of other shareholders.

We may need additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by our management, may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

We rely on Mr. Kenneth T. Coviello, our Chief Executive Officer and Ms. Heather Jensen, our President, for the management of our business, and the loss of their services may significantly harm our business and prospects.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Mr. Kenneth Coviello, our Chief Executive Officer and Ms. Heather Jensen, our President for the direction of our business. The loss of the services of either Mr. Coviello or Ms. Jensen, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of Mr. Coviello or Ms. Jensen will continue to be available to us, or that we will be able to find a suitable replacement for either of them. We do not have key man insurance on Mr. Coviello or Ms. Jensen. If either or both of them were to die and we are unable to replace either or both of them for a prolonged period of time, we may be unable to carry out our long term business plan and our future prospect for growth, and our business, may be harmed.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

Our future success depends heavily upon the continuing services of the members of our senior management team, in particular our Chief Executive Officer, Mr. Kenneth Coviello and our President, Ms. Heather Jensen. If one or more of our senior executives or other key personnel is/are unable or unwilling to continue in his/her/their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and personnel is intense, the pool of qualified candidates in the medical device field is very limited, and we may not be able to retain the services of our senior executives or senior personnel, or attract and retain high-quality senior executives or senior personnel in the future. This failure could materially and adversely affect our future growth and financial condition.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. We do not have a dedicated Chief Financial Officer. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

Rule 415

WE MAY NOT BE ABLE TO REGISTER ALL OF THE SHARES (AND THE SHARES UNDERLYING THE CONVERTIBLE SECURITIES). THIS MAY REQUIRE US TO PAY THE INVESTORS DAMAGES.

Reference is made to “Selling Stockholders — Background” in this prospectus for disclosure relating to our obligation to register the shares (and the shares underlying certain Convertible Securities) and the circumstances in which we may be liable for damages for failing to comply with our obligations set forth therein.

We have inadequate insurance coverage

We only have Directors and Officers Liability Insurance and Product Liability insurance at present. We have exposure in the event of loss or damage to our properties We are seeking quotations for property and other necessary insurances.

We cannot assure you that we would not face liability in the event of the failure of any of our products. This is particularly true given our plan to significantly expand our sales into international markets, like Europe, where product liability claims are more prevalent. Moreover, our insurance may not be adequate to cover any such product liability damages.

We do not maintain a reserve fund for warranty or defective products claims. Our costs could substantially increase if we experience a significant number of warranty claims. We have not established any reserve funds for potential warranty claims. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, it would have a material adverse effect on our financial condition and results of operations.

Risks Related to an Investment in Our Common Stock

Our Chief Executive Officer and President control us through their position and stock ownership and their interests may differ from other stockholders

Our Chief Executive Officer and President beneficially own, in the aggregate, approximately 45.73% of our common stock. As a result, while they individually are not holders of a majority of the outstanding shares, collectively, they may be able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. Their interests may differ from other stockholders.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

Prior to the date of this prospectus, there has not been any established trading market for our common stock and there is currently no market for our securities. We will seek to have a market maker file an application with the NASD on our behalf to list the shares of our common stock on the NASD OTC Bulletin Board (“OTCBB”) or similar quotation service when we have a sufficient number of shareholders, if ever. There can be no assurance as to whether such market makers application will be accepted or, if accepted, the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Owing to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

Our common stock is subject to the Penny Stock Regulations

Our common stock and will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and subject to price volatility unrelated to our operations

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Also, as a result of the exercise or conversion of certain convertible securities by the selling stockholders, there may be a significant number of new shares of common stock on the market in addition to the current public float. Sales of substantial amounts of common stock, or the perception that such sales could occur, and the existence of convertible securities to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Our securities are not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended

We have not registered our securities pursuant to Section 12 of the Securities Exchange Act, as amended, which means we are considered a “voluntary filer” under SEC regulations. We may register our securities pursuant to Section 12 of the Securities Exchange Act in the future although we currently do not have any plans to do so. In the meantime, we are, therefore, not currently obligated to file any periodic reports under the Securities Exchange Act, to follow the SEC’s proxy rules or to distribute an annual report, containing audited financial reports to our securities holders, although we may voluntarily file annual, quarterly and special reports, and other information with the SEC. If we are not required to deliver an annual report to security holders, we do not intend to voluntarily deliver annual reports to security holders containing audited financial statements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from any sales of the shares offered for sale and sold under this prospectus by the selling stockholders. We will receive proceeds from the issuance of shares of our common stock on the exercise or conversion, if any, of the Convertible Securities issued to the selling stockholders.

We will receive proceeds of conversion or exercise if the Convertible Securities are exercised or converted. We intend to use the proceeds from the exercise or conversion of the Convertible Securities, if any, for working capital and other general corporate purposes. We cannot assure you that any of the Convertible Securities will ever be exercised or exercised for cash, if at all.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our last private placement which was completed in April 15, 2008 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with or shortly after the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued or will be issued to our shareholders upon conversion or exercise of certain Convertible Securities. Accordingly, there will be no dilution to our existing shareholders.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated statement of operations data contains consolidated statement of operations data and consolidated balance sheet for the fiscal years period ended December 31, 2007 and December 31, 2006. The consolidated statement of operations data and balance sheet data were derived from the audited consolidated financial statements. Such financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements starting on page F-1 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2007	As of December 31, 2006
Balance Sheet Data:
Assets	$47,077	$141,614
Liabilities	$661,405	$378,604
Total Stockholders’ Deficiency	$(614,328)	$(236,990)
Statement of Operations Data
Revenue	$2,565	$-
Operating Expenses	$506,498	$486,764
Other Expenses	$35,718	$6,314
Net Loss	$(539,650)	$(493,078)
Basis and Diluted Loss Per Share	$(0.03)	n/a
Weighted Average Number of Shares Outstanding	18,197,352	n/a

The following selected data contains statement of operations data and balance sheet for the six months ended June 30, 2008 and June 30 , 2007. The statement of operations data and balance sheet data were derived from the financial statements for the periods. Such financial data should be read in conjunction with the unaudited financial statements and the notes to the financial statements for said periods starting on page F-15 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2008	As of June 30, 2007
Balance Sheet Data:
Assets	$824,220	—
Liabilities	$1,127,769	—
Total Stockholders’ Deficiency	$(303,549)	—
Statement of Operations Data
Revenue	—	—
Operating Expenses	$1,103,072	$64,730
Other Expenses	$58,403	$2,587
Net Loss	$(1,161,115)	$(67,317)
Basis and Diluted Loss Per Share	$(0.06)	n/a
Weighted Average Number of Shares Outstanding	21,082,020	n/a

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Overview

We are a developer of neurological medical devices and are in the process of introducing our first series of products to the marketplace.

Our first product line that we plan to introduce to the market is a new type of self retaining brain retractor we call the ViewSite Brain Access System.

We are in the process of conducting research, development, prototyping, and production mold development work for our first product series, the Brain Access System.

For the initial launch we are planning to offer approximately 10 sizes of the Brain Access System. Three sizes were designed and molds produced in 2007. The remaining sizes have been designed and molds have been ordered. We have subcontracted the molds and production to two ISO Certified FDA registered medical device manufacturers. The qualifying of the molds and the production is in process. Products have to pass sterilization validation and final inspections.

Accessories are still to be designed. We are planning to launch the Brain Access System product in the fourth quarter of 2008. The second product in our pipeline is the Cervical Access System , which is scheduled for launch during late 2009 pending additional funding.

We plan to exhibit our products at the Congress of Neurosurgeons in Orlando in September 2008. The Brain Access System is scheduled to start shipments in all sizes by the end of year 2008. Based on the availability of sizes we may ship small amounts prior to that time and samples to surgeons and hospitals for product evaluations.

There are still design and manufacturing milestones and hurdles that must be passed prior to selling our products:

•	Additional sizes of the Brain Access System must be produced to offer a wider choice for the surgeons;
•	When the designs have been completed, we have to qualify molds with our subcontractors;
•	The products must pass packaging processing validations, sterilization validations, and quality inspections; and
•	Appropriate storage or warehousing must be secured.

In addition, besides manufacturing and design, we must:

•	Establish a sales force-through independent distributors and representatives;
•	Secure additional financing for continued operations;
•	Add additional management;
•	Finish and produce certain accessories to our devices;
•	Maintain good standing with the regulatory agencies;
•	Achieve favorable acceptance by the surgeons and hospitals of our devices.

We have received FDA 510k clearance for both our Brain Access System and Cervical Access System products. Section 510(k) of the United States Food, Drug and Cosmetic Act requires medical device manufacturers to register with the U.S. Food and Drug Administration of their intent to market a medical device at least 90 days in advance. The 510(k) submission allows the U.S. Food and Drug Administration to determine whether a device is generally equivalent to similar one already on the market. With the FDA 510k clearance, we are authorized to take our products to market in the U.S. without further approvals.

We have also received CE Marking for our products and are able to sell them in member countries of the European Union. The European Medical Device Directive makes it mandatory to fulfill CE certification requirements in order to export medical devices, of Class I, IIa, IIb, and III to any country within the European community.

Revenue

We are currently in the development stage and have yet to recognize meaningful revenues. We expect to ultimately receive revenues through the sale of our medical devices to medical care providers and potential license fees related to the sale of our products in other areas other than neurosurgery. Primary revenues will be derived from hospitals and distributors in the US and international distributors.

Research and Development Expenses

Research and development expenses consist primarily of:

Design costs

Development expenses

Production of prototypes

General and Administrative Expenses

General and administrative expenses consist primarily of:

Office rental expense

Salaries and benefits

Travel Expenses

Professional fees — accounting, audit, consulting, industry and medical advisors

Marketing

Critical Accounting Policies and Estimates

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Revenue Recognition

We sell our products to end-user hospital facilities in the United States as well as to distributors both in the U.S. and internationally. Revenue is recognized for all sales, including sales to distributors, at the time products are shipped and title has transferred, provided that a purchase order has been received or a contract executed, there are not uncertainties regarding customer acceptance, the sales price is fixed and determinable and collectability is reasonably assured. Sales discounts, returns and allowances are included in net sales, and the provision for doubtful accounts is included in selling, general and administrative expenses. Additionally, it is our practice to include revenues generated from freight billed to customers in net sales with corresponding freight expense included in cost of sales in the consolidated statement of operations.

The sales price is fixed by our acceptance of the buyer’s firm purchase order. The sales price is not contingent, or subject to additional discounts. Our standard shipment terms are “EXW Origin”. The customer is responsible for obtaining insurance for and bears the risk of loss for product in-transit. Additionally, sales to customers do not include the right to return merchandise without our prior consent through our Return Material Authorization Procedure. In those cases where returns are accepted, product must be current and restocking fees of 25% must be paid by the respective customer, unless the return was for a manufacturing defect or for investigational purposes.

Accounting for Income Taxes

We are a development stage company with accumulated deficits through December 31, 2007 of $1,220,681. We plan to use our net operating loss carryforwards to offset our future taxable net income until the accumulated net operating losses are exhausted.

Contractual Obligations

The following table sets forth information, as of August 1, 2008, with respect to our known contractual obligations as of such date:

(i)
The outstanding Bridge Loan Debenture dated December 14, 2006 in the original principal amount of $172,500 with Fountainhead Capital Partners Limited, which may be converted into approximately 1,876,300 shares of common stock.

(ii)	A Warrant issued to Fountainhead Capital Partners Limited to Purchase 50.22 Membership Units of the Company (now 805,931 shares of our common stock) dated December 15, 2006 at $.50 per share.

In consideration of Regent Private Capital, LLC agreeing to invest $1,000,000 in the purchase of our Convertible Debentures, Fountainhead Capital Partners Limited executed an Assignment of Rights under Warrant and Under Option Agreement to assign to Regent Private Capital, LLC 50% interest in Fountainhead Capital Partners Limited’s rights, title and interest in the abovementioned Option Agreement and warrant. By reason of this assignment, Fountainhead Capital Partners Limited assigned to Regent Private Capital, LLC the rights under the warrant acquire 50% of the underlying securities issuable on exercise of the warrant and 50% of the rights to make future investment in the Company.

(iii)
The investment opportunity granted under the Option Agreement with Fountainhead Capital Partners Limited dated December 14, 2006 granting an option to invest up to $1,850,000 within 3 years from December 14, 2006 in exchange for up to 5,182,012 shares of common stock and warrants to convert to 2,870,315 shares of common stock.

In consideration of Regent Private Capital, LLC agreeing to invest $1,000,000 in the purchase of our Convertible Debentures, Fountainhead Capital Partners Limited executed an Assignment of Rights under Warrant and Under Option Agreement to assign to Regent Private Capital, LLC 50% interest in Fountainhead Capital Partners Limited’s rights, title and interest in the abovementioned Option Agreement and warrant. By reason of this assignment, Fountainhead Capital Partners Limited assigned to Regent Private Capital, LLC the rights under the warrant acquire 50% of the underlying securities issuable on exercise of the warrant and 50% of the rights to make future investment in the Company.

(iv)
Dr. Ezriel E. Kornel entered into a consulting agreement with us on January 10, 2006. Pursuant to the consulting agreement, in consideration for acting as our consultant, Dr. Kornel received options to acquire 240,720 shares of our common stock at a price of $.25 per share. The term of the agreement is for three years.

(v)
Dr. David Langer entered into an amended and restated consulting agreement with the Company on December 11, 2006. Pursuant to the agreement, Dr. Langer agreed to provide us certain consulting services, which include the role of our Chief Medical Advisor, assistance in the analysis, preparation, submission, publication and presentation of scientific data in relation to our research efforts and sales and marketing efforts. In consideration of such consulting services, Dr. Langer received options to acquire 320,960 shares of the Company’s common stock at a price of $.25 per share. The agreement will terminate April 15, 2009.

(vi)
Dr. Donald O’Rourke entered into a consulting agreement with us on January 18, 2008. Pursuant to the consulting agreement, Dr. O’Rourke shall provide consulting or advisory services on an as needed basis, to guide us in making important strategic decisions and to evaluate our strategic plans and decisions, research and/or development activities and results, competitive positions and/or other scientific and/or technical issues. In consideration for providing such services, Dr. O’Rourke was granted an option to purchase 50,000 shares of the Company’s common stock at $.50 per share.

(vii)
GC Advisors LLC is the holder of two warrants to purchase 192,576 shares of our common stock each for a purchase price of $.135 per share. One warrant expires on January 9, 2009 and the other on January 9, 2010.

(viii)	George Kivotidis is a holder of a warrant to purchase up to 4,000 shares of our common stock at $.50 per share. The warrant is valid from November 6, 2007 for a period of three years.

(ix)	Martin Magida is a holder of a warrant to purchase up to 160,480 shares of our common stock at $.24 per share. The warrant is valid from September 1, 2007 for a period of five years.

(x)	Robert Guinta is a holder of a warrant to purchase up to 160,480 shares of our common stock at $.24 per share. The warrant is valid from September 1, 2007 for a period of five years.

(xi)
Each of Kenneth Coviello and Heather Jensen entered into a stock option agreement with us dated February 15, 2008. Pursuant to the said stock option agreements, each of Kenneth Coviello and Heather Jensen was granted an option to purchase 500,000 shares of common stock of the Company at an exercise price of $.135 per share. The option shall vest 33 1/3% on each of the first, second and third anniversary of the grant and shall expire February 12, 2018.

(xii)	On April,13, 2007 and May 31, 2007, we entered into 6 month promissory notes with Optimus Services, each having a principal amount of $50,000

(xiii)	On January 9, 2007, we entered into a promissory note with GC Advisors, which had a principal amount of $17,000, and matures on January 9, 2009.

(xiv)
On February 15, 2008, we entered into a transaction with Regent Private Capital, LLC, whereby Regent Private Capital, LLC agreed to invest $1,000,000 in the purchase of our Convertible Debentures — such investment to be made in two tranches of $500,000 each. In connection with the investment by Regent Private Capital, LLC, Fountainhead Capital Partners Limited agreed to make additional investments totaling $300,000 in two tranches of $150,000 each concurrent with the Regent Private Capital, LLC investments. These Convertible Debentures have a term of one year and are convertible into shares of our common stock at a price of approximately $.123 per share. If fully converted, the Convertible Debentures would result in the issuance of 5,652,954 shares to Regent Private Capital, LLC and 3,017,409 shares to Fountainhead Capital Partners Limited.

Subsequently, Fountainhead Capital Partners Limited assigned its entire interest to Fountainhead Capital Management Limited and on April 22, 2008 Regent Private Capital assigned $250,000 of the principal amount of the Convertible Debentures representing the first tranche to Derek Johannson and $100,000 of the principal amount of the Convertible Debentures to Altcar Investments Ltd.

As of the date hereof, both tranches of investments by Regent Private Capital, LLC and Fountainhead Capital Partners Limited have been completed.

Changes in Connection with Becoming a Public Company

As a public company, we expect that we will incur significant additional operating expenses such as increased audit fees, Sarbanes-Oxley compliance preparation fees, professional fees, directors’ and officers’ insurance costs, compensation for our board of directors, and expenses related to hiring additional personnel and expanding our administrative functions. Many of these expenses were not incurred or were incurred at a lower level by us as a private company and are not included in our prior results of operations. We began to incur certain of these expenses during fiscal 2007, and we expect that these expenses will continue to increase.

Lease Obligation

We rent office space on a short term basis at a rate of $2,350 per month which can be renewed on a minimum of 4-month term. Our present lease expires December 31, 2008. We have an option to extend to March 31,2009. It is expected that we will renew the present space when our current lease ends and take out additional office space, which will add an approximate $1,700 a month to our lease expenses or move to another site

The following is a schedule of future minimum rental payments, included annual increases, required under the operating lease agreements:

Year Ending December 31,	Amount
2008 As of 8/1/08	$9400
2009	7050
2010	—
2011	—
2012	—
Thereafter	—
$16450

Rent expense charged to operations under these operating lease aggregated $13,900 and $2,872 for the years ended December 31, 2007, and 2006, respectively. Rent expense charged to operations for the period from June 17, 2005 (Date of Inception) to December 31, 2007 was $16,772.

Patent Applications

We have filed the following patent applications:

Filing Date	Application No.	Country	Title	Status
June 22, 2005	60/692,959	US — provisional	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery (Cervical)	Converted to PCT
June 22, 2006	PCT/US06/24243	PCT	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery (Cervical)	Entered National Phase
June 22, 2005	11/155,175	US — utility	Surgical Access Instruments for Use with Delicate Tissues (Brain)	Pending
November 27, 2006	PCT/US06/61246	PCT	Surgical Access Instruments for Use with Delicate Tissues (Brain)	Pending — National Phase Entry on May 27, 2009
June 22, 2006		Canada	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery	Pending
June 22, 2006	06785312.7	Europe	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery	Pending
June 22, 2006		India	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery	Pending
June 22, 2006		Israel	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery	Pending
June 22, 2006		Japan	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery	Pending
December 20, 2007	11/993,280	US	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery	Pending

Trademarks

VYCOR MEDICAL and VYCOR SAFESITE are both pending with the United States Patent Office. Before they are registered a Statement of Use needs to be filed.

Employment Agreements

We have entered into employment agreements with each of Heather N. Jensen, our President, and Kenneth T. Coviello, our Chief Executive Officer. Each of these agreements is dated as of January 1, 2008 and provides for an initial term of one year and renew annually unless terminated by either party. Such agreements provide for minimum salary levels as well as for equity incentives, fringe benefits, automobile allowance and incentive bonuses that are payable if specified management goals are attained.

Results of Operations

The following table presents the dollar amount and percentage of changes from period to period of the line-items included in our Statements of Operations for the years ended December 31, 2007 and 2006:

	Year Ended December 31,
	2007	2006	Increase/ (Decrease)	% Change
Revenue	$2,565	—	$2,565	—
Operating Expenses:
Research and development	$5,885	$158,823	($152,938)	(96.29)
General and administrative	$500,613	$327,941	$172,672	52.65
Other Expenses	$35,717	$6,314	$29,403	465.67
Total Expenses	$542,215	$493,078	$49,137	9.96
Operating	$(539,650)	$(493,078)	$46,572	9.44

Comparison of the Year Ended December 31, 2007 to the Year Ended December 31, 2006

Revenue:

We recorded nominal revenue from the sale of our products in the year ended December 31, 2007 of $2,565. These are the first revenues recorded by us since our inception. The products sold were the Brain Access System products (product model number TC211505 and TC171105) which were sold to Cooper University Hospital on October 31, 2007. To date, we have not had sufficient inventory to commence a meaningful product launch.

Research and Development Expenses:

Research and development expenses decreased by 96.29%, or $152,938 from $158,823 for the fiscal year ended December 31, 2006 to $5,885 for the fiscal year ended December 31, 2007. During 2007 the decrease was primarily attributed to lower engineering costs and less emphasis on product design.

General and Administrative Expenses:

General and administrative expenses increased by 52.65%, or $172,672 from $327,941 for the fiscal year ended December 31, 2006 to $500,613 for the fiscal year ended December 31, 2007. The increase was attributable to increased costs relating to raising additional capital, increase in salaries, rent and auto expenses.

Other Income (Expense):

We recorded interest expense of $14,878 and $0 for years ended December 31, 2007 and 2006, respectively. The increase is due to the company entering into convertible debt agreements. Interest expense was offset with interest income of $900. In addition we recorded $20,869 and $6,314 of compensatory element of stock for the years ended December 31, 2007 and 2006 respectively. This expense is directly related to option and warrants issued to consultants and employees.

The following table sets forth our results of operations for the fiscal years ended December 31, 2007 and 2006 and for the period from the date of inception (June 17, 2005) through December 31, 2005:

	Year Ended December 31,
	2007	2006 (2)	2005 (1) (2)
Revenue:
Sales	$2,565	—	—
Operating expenses:
Research and development	$5,885	$158,823	$103,122
General and administrative	$500,613	$327,941	$84,831
Other Expenses	$35,717	$6,314	$—
Total Operating Expenses	$542,215	$493,078	$187,953
Operating loss	$(539,650)	$(493,078)	$(187,953)
Loss per common share – basic and diluted	$(0.03)	n/a	n/a
Weighted average shares outstanding	18,197,352	n/a	n/a

  (1) period from the date of inception (June 17, 2005) through December 31, 2005

  (2) In 2006 and 2005 the Company operated as a limited liability company

Comparison of the Six Months Ended June 30, 2008 to the Six Months Ended June 30, 2007

Revenue:

We recorded no revenue in either the six months ended June 30, 2008 or the six months ended June 30, 2007.

Research and Development Expenses:

Research and development expenses increased by $11,438 from $4,123 for the six months ended June 30, 2007 to $15,561 for the six months ended June 30, 2008. This was due to expansion of the product line.

General and Administrative Expenses:

General and administrative expenses for the six months ended June 30, 2008 increased to $1,081,937 from $60,607 in the six months ended June 30, 2007. This increase was largely attributable to an increase in payroll, an increase in professional fees and the fair value of options and warrants issued in exchange for services.

Other Income (Expense):

We recorded interest expense of $38, 654 and $0 for six months ended June 30, 2008 and 2007, respectively. The increase is due to the company entering into additional convertible debt agreements. In addition we recorded $23,620 and $2,908 of compensatory element of stock for the years ended December 31, 2007 and 2006 respectively. This expense is directly related to option and warrants issued to consultants and employees.

Additionally, we recorded interest income earned during the six months ended June 30, 2008 and June 30, 2007 of $4,231 and $321, respectively.

The following table sets forth our results of operations for the six months ended June 30, 2008 and 2007:

	Six Months Ended June 30
	2008	2007
Revenue:
Sales	$—	—
Operating expenses:
Research and development	$15,561	$4,123
General and administrative	$1,081,937	$60,607
Depreciation and amortization	$5,574	$—
Other Expenses	$58,043	$2,587
Total Operating Expenses	$1,161,115	$67,317
Operating loss	$(1,161,115)	$(67,317)
Loss per common share - basic and diluted	$(0.06)	n/a
Weighted average shares outstanding	21,082,020	n/a

Liquidity and Capital Resources

Liquidity

On December 14, 2006, we entered into Bridge Loan Facility (the “Bridge Loan Facility”) with Fountainhead Capital Partners Limited. Pursuant to the terms of the Bridge Loan Facility, Fountainhead Capital Partners Limited invested in the purchase of $172,500 of Convertible Debentures. The Convertible Debentures bear interest at the “Applicable Federal Rate” as defined in section 1274(d) of the Internal Revenue Code and are convertible into a number of shares of the Company’s common stock equal to ten percent (10%) of our issued and outstanding shares of common stock based upon a post-money valuation of $1,500,000. The Conversion Price is subject to adjustment based upon certain events which would result in a dilution of the holder’s interest. The maturity date of the convertible debentures has been extended to December 31, 2008. In connection with the issuance of the Convertible Debentures, we issued a Warrant to Fountainhead Capital Partners Limited to purchase 1,876,300 shares at $.50 per share and entered into an Option Agreement whereby Fountainhead Capital Partners Limited was given the option to purchase an additional 5,652,952 shares at approximately $.33 per shares together with Warrants to purchase an additional 1,320,000 shares at approximately $.44 per share. In consideration of Regent Private Capital, LLC agreeing to invest $1,000,000 in the purchase of our Convertible Debentures, Fountainhead Capital Partners Limited executed an Assignment of Rights Under Warrant and Under Option Agreement to assign to Regent Private Capital, LLC 50% interest in Fountainhead Capital Partners Limited ’s rights, title and interest in the abovementioned Option Agreement, the Warrant to purchase 1,876,300 shares at $.50 per share and Warrants to purchase an additional 1,320,000 shares at approximately $.44 per share. By reason of this assignment, Fountainhead Capital Partners Limited assigned to Regent Private Capital, LLC the rights under the warrant acquire 50% of the underlying securities issuable on exercise of the warrant and 50% of the rights to make future investment in the Company.

On August 28, 2007, we entered into a Subscription and Investment Agreement with David Salomon (“Salomon”). Under the terms of the Subscription and Investment Agreement, in exchange for a loan of $150,000 from Salomon, we issued a Convertible Promissory Note for $150,000, being the principal amount of the loan, and 150,000 shares of our common stock. The Convertible Promissory Note was due and payable twelve (12) months from the date of the note. On February 15, 2008, Salomon agreed to convert the Convertible Promissory Note to shares of the Company’s common stock at a conversion rate of $.135 per share. In order to further induce Salomon into such conversion, we also issued Salomon an additional 100,000 shares of our common stock at the time of the conversion.

On April 13, 2007 and May 31, 2007, we entered into 6 month promissory notes with Optimus Services, each having a principal amount of $50,000, On January 9, 2007, we entered into a promissory note with GC Advisors which has a principal amount of $17,000 and matures on January 9, 2009.

On January 23, 2008, we sold 263,158 shares of common stock to Christopher Vinas at $0.19 per share or a total aggregate purchase price of $50,000.

On February 15, 2008, we entered into a transaction with Regent Private Capital, LLC, whereby Regent Private Capital, LLC agreed to invest $1,000,000 in the purchase of our Convertible Debentures — such investment to be made in two tranches of $500,000 each. In connection with the investment by Regent Private Capital, LLC, Fountainhead Capital Partners Limited agreed to make additional investments totaling $300,000 in two tranches of $150,000 each concurrent with the Regent Private Capital, LLC investments. These Convertible Debentures have a term of one year and are convertible into shares of our common stock at a price of approximately $.123 per share. If fully converted, the Convertible Debentures would result in the issuance of 5,652,954 shares to Regent Private Capital, LLC and 3,017,409 shares to Fountainhead Capital Partners Limited. As of the date hereof, both tranches of investments by Regent Private Capital, LLC and Fountainhead Capital Partners Limited have been completed.

At the same time, approximately 20 smaller investors agreed to invest an additional approximately $140,000 in the purchase of shares of the Company’s common stock at approximately $.19 per share. The Bridge Loan Facility and the Regent and subsequent Fountainhead Convertible Debentures are all secured by a first security interest in all of the assets of the Company.

In connection with the recent investments by Regent Private Capital, LLC, Fountainhead Capital Partners Limited and consultancy services provided by the Concordia Financial Group and Sichenzia Ross Friedman and Ference, LLP, we issued a total of 1,047,494 shares of our common stock to The Concordia Financial Group and 523,747 shares of our common stock to Sichenzia, Ross Friedman and Ference, LLP.

On March 10, 2008, we sold 263,158 shares of common stock to George Kivotidis at $0.19 per share or a total aggregate purchase price of $50,000.

We believe that our existing cash, cash equivalents and available borrowings will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for approximately 5 months. We cannot assure you that this will be the case or that our assumptions regarding sales and expenses underlying this belief will be accurate. We will need to seek additional funding through public or private financings or other arrangements during this period and thereafter. Adequate funds may not be available when needed or may not be available on terms favorable to us. If additional funds are raised by issuing equity securities, dilution to existing stockholders may result. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility, and would also require us to fund additional interest expense. If funding is insufficient at any time in the future, we may be unable to develop or enhance our products, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

Going Concern

Our independent auditors have added an explanatory paragraph to their audit issued in connection with the financial statements for the period ended December 31, 2007, relative to our ability to continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. The Company has suffered net losses and as of December 31, 2007, its total liabilities exceeded its total assets by $614,328. We had an accumulated deficit of $1,220,681 incurred through such date and recorded a loss of $539,650 for the fiscal year ended December 31, 2007. Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment. Following the end of the fiscal year ended December 31, 2007, we received approximately $1,540,000 cash through the sale of Convertible Debentures and equity through July 31, 2008 (see Liquidity, above). Based upon our operating budgets, we believe that these additional infusions of cash will enable us to fund our operations through August 2008. We will need to raise additional investment capital to fund our operations beyond that date and until we can operate on a cash flow positive basis. There is no guarantee that we will be able to obtain such additional funding or that any funding will be offered on terms and conditions which are acceptable to us.

Off-Balance Sheet Arrangements

As of the end of fiscal 2007, we had no off-balance sheet arrangements, other than operating leases reported above under “Contractual Obligations” and “Lease Obligation”.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to interest rate risks primarily through cash which we have on deposit from time to time. We currently do not hedge against interest rate risk.

BUSINESS

Business Overview

We are a developer of neurological medical devices and are in the process of introducing our first series of products to the marketplace.

We are in the process of conducting research, development, prototyping, and engineering work and produced three sizes for our first product series, the Brain Access System. We are planning to launch the Brain Access System product in the fourth quarter of 2008. The second product in our pipeline is the Cervical Access System , which is scheduled for launch by the end of 2009.

We have received FDA 510k clearance for both our Brain Access System and Cervical Access System products. Section 510(k) of the United States Food, Drug and Cosmetic Act requires medical device manufacturers to register with the U.S. Food and Drug Administration of their intent to market a medical device at least 90 days in advance. The 510(k) submission allows the U.S. Food and Drug Administration to determine whether a device is generally equivalent to similar one already on the market. With the FDA 510k clearance, we are authorized to take our products to market in the U.S. without further approvals.

We have also received CE Marking for our products in September 2006 and are able to sell them in member countries of the European Union. The European Medical Device Directive makes it mandatory to fulfill CE certification requirements in order to export medical devices, of Class I, IIa, IIb, and III to any country within the European community.

We believe that our Brain Access System and Cervical Access System products will replace standard retraction devices to establish a new standard of care in neurosurgery, leading to a broad and rapid adoption of its products.

Corporate History

We were formed as a limited liability company under the laws of the State of New York on June 17, 2005 as “Vycor Medical LLC.” (“NY LLC”). On August 14, 2007, we converted into a Delaware corporation and changed our name to “Vycor Medical, Inc.” (“Delaware Corporation”). Our sole reason for conversion to the Delaware Corporation was to facilitate the raising of additional capital, as prospective investors had expressed resistance to investing in the Company as the NY LLC. At August 14, 2007, we had approximately 1,115 membership units of the NY LLC issued and outstanding. The managing members of the NY LLC determined, in their reasonable business judgment, that such units, in the aggregate, should convert to an aggregate of 17,999,999 shares of common stock of the Delaware Corporation. On this basis, we adopted a conversion ratio of 16,138 shares of common stock of the Delaware Corporation for each former unit of the NY LLC. Likewise, all conversion rights, options, warrants and any other rights to acquire units of the NY LLC (including but not limited to units issuable pursuant to the terms of the Fountainhead Bridge Loan Debenture, Fountainhead Warrant to purchase 50.22 units of the NY LLC, the Company’s Option Agreement with Fountainhead dated December 14, 2006), were converted to conversion rights, options, warrants and rights to acquire common shares of the Delaware Corporation, based on the same conversion ratio, The action authorizing the conversion was adopted by the unanimous consent of the Managing Members of the NY LLC pursuant to the terms of the NY LLC Operating Agreement.

Our Medical and Strategic Advisors

In order to assist us with the development of our plans, strategy and products, we have solicited the assistance of a few of our nation’s leading neurological surgeons as our medical advisors, namely:

•
Dr. Ezriel E. Kornel .  Dr. Kornel is President of the New York State Neurosurgical Society and a New York State Neurosurgical Society delegate to the Congress of State Neurosurgical Societies. Dr. Kornel serves on the Board of Directors of Medical Liability Mutual Insurance Company (MLMIC). He is Director of the Institute for Neuroscience at Northern Westchester Hospital, Mount Kisco, NY and a partner in the group practice, Neurosurgeons of New York in White Plains, NY.

•
Dr. David Langer .  Dr. Langer is the Director for Cerebrovascular Neurosurgery at St. Luke’s Roosevelt Hospital and is also the Assistant Professor of Neurological Surgery, Albert Einstein College of Medicine. Dr. David Langer is a graduate of the University of Pennsylvania and its medical school. He remained at Penn for his neurosurgical training, which he practiced under the direction of Eugene Flamm until 1998. Upon the completion of his residency he joined Dr. Flamm as his first neurovascular fellow at Beth Israel Medical Center and the Institute for Neurology and Neurosurgery (INN). Dr. Langer’s clinical interests include neurovascular surgery including arteriovenous malformations, aneurysms and carotid artery disease as well as complex spinal disorders and brain tumors. Dr. Langer is the author of many papers and chapters in and has lectured nationally and internationally on a number of topics in neurosurgery.

•
Dr. Donald O’Rourke .  Dr. O’Rourke is a renowned expert in the clinical management of patients with primary and metastatic brain tumors. He is currently an associate professor at the Hospital of the University of Pennsylvania and was the former chief of neurosurgery of the Penn-affiliated Philadelphia Veterans Hospital. In addition, Dr. O'Rourke is Principal Investigator of an independent research laboratory that is funded by The National Institutes of Health and is dedicated to the development of genetic and biological treatments for brain tumors that would complement surgical resection. Dr. O'Rourke received his undergraduate degree from Harvard University and his medical degree and neurosurgical training at the University of Pennsylvania School of Medicine.

We have also appointed Mr. Martin D. Magida and Mr. Robert Guinta as strategic business advisors.

Mr. Magida is the Managing Director of Tenwith Group, LLC. He joined Trenwith in July 2006 from Sandhurst Capital, a merchant bank he founded in 2003. Prior to founding Sandhurst, he served as a Director in the Technology, Media and Telecommunications Investment Banking Group at Investec, Inc. after having been an Executive Director at UBS Warburg LLC and was responsible for that firm's Enterprise Hardware practice and East Coast semiconductor effort. Mr. Magida joined UBS Warburg in 2000 from Paine Webber's Investment Banking Division, where he was a Director in the Technology Group. From 1996 until January 1999, he was a Vice President at C.E. Unterberg, Towbin, an investment banking boutique specializing in technology and business services. Previously, he was a Vice President of Investment Banking at Josephthal & Company and a Senior Corporate Finance Analyst at BDO Seidman. He began his career in the securities industry at Drexel Burnham Lambert in 1983 and has served on the board of Misonix, Inc., a publicly traded medical device company. Mr. Magida was a co-founder of the Sandhurst Collateralized Return Fund, renamed Whitecap Advisors, general partner to a hedge fund specializing in collateralized debt instruments. Mr. Magida holds a BA in Political Science from Union College and an MBA from New York University.

Robert Guinta has over 25 years experience in product development and strategic marketing. With a background in electronics, he has instrumental in medical product development including obtaining FDA Approvals. In addition to holding two patents, Mr. Guinta has authored and co-authored publications in the filed of Audiology and Environmental Sciences. He has been the Vice President of Public Relations and Business Development for United Energy Corporation from 1998 and has been also the President of Biosecurity Technologies since 2006.

Dr. Kornel entered into a consulting agreement with us on January 10, 2006. Pursuant to the consulting agreement, Dr. Kornel would, in consideration for acting as our consultant, be entitled to (i) receive clinical samples of our Brain Access System and Cervical Access System products with a valued list price of $44,000 each, (ii) receive the first production piece at no charge of every new product he assists in development from feasibility to production release, (iii) have the option to have an idea processed through our “New Invention” procedure with no research and development expenses, (iv) have the potential to earn a 20% royalty for each part of a new product developed exclusively by him and launched for sale in the worldwide market upon meeting certain mutually agreed sales objectives and (v) be considered to provide to us special consulting or advisement services for certain projects for a mutually agreed upon fee. The term of the agreement is for three years. In further consideration for acting as our consultant, Dr. Kornel received options to acquire 240,720 shares of our common stock at a price of $.25 per share. The term of the agreement is for three years.

Dr. Langer entered into an amended and restated consulting agreement with us on December 11, 2006. Pursuant to the agreement, Dr. Langer agreed to provide us certain consulting services, which include the role of our Chief Medical Advisor, assistance in the analysis, preparation, submission, publication and presentation of scientific data in relation to our research efforts and sales and marketing efforts. In consideration of such consulting services, Dr. Langer will (i) receive a compensation fee of $2,000 per month once we are fully-funded, (ii) options to acquire 320,960 shares of our common stock at a price of $.25 per share and further options in each calendar year to be determined by us, (iii) receive clinical samples of our Brain Access System and Cervical Access System products with a valued list price of $44,000 each, (iv) receive the first production piece at no charge of every new product he assists in development from feasibility to production release, (v) have the option to have an idea processed through our “New Invention” procedure with no research and development expenses, (vi) have the potential to earn a 20% royalty for each part of a new product developed exclusively by him and launched for sale in the worldwide market upon meeting certain mutually agreed sales objectives and (vii) be considered to provide to us special consulting or advisement services for certain projects for a mutually agreed upon fee. The agreement will terminate April 15, 2009.

Dr. O’Rourke entered into a consulting agreement with us on January 18, 2008. Pursuant to the consulting agreement, Dr. O’Rourke shall provide consulting or advisory services on an as needed basis, to guide us in making important strategic decisions and to evaluate our strategic plans and decisions, research and/or development activities and results, competitive positions and/or other scientific and/or technical issues. In consideration for providing such services, Dr. O’Rourke was granted an option to purchase 50,000 shares of our common stock at $.50 per share.

Below is a summary of our various advisors, their services, consideration and whether they have executed a consulting agreement with us:

Name	Role	Duties	Consideration	Agreement
Martin Magida	Strategic Advisor	1. To help our managers make better business decisions. 2. To put us in contact with various representatives of the investment community. 3. To advise us on our strategy for financial funding.	Warrants 160,480 $.25/share	None. Verbal.
Robert Guinta	Strategic Advisor	1. To help our managers make better business decisions. 2. To put us in contact with various representatives of the investment community. 3. To advise us on our strategy for financial funding.	Warrants 160,480 $.25/share	None. Verbal.
Dr. David Langer	Medical Advisor	1. Publications and presentations. 2. Sales & Marketing Support. 3.Clinical evaluations/observations. 4. Product Feedback/Colleague Opinion. 5. Laboratory Use.	Warrants 320,960 $.25/share	Yes. Attached.
Dr. Ezriel Kornel	Medical Advisor	1. Publications and presentations. 2. Sales & Marketing Support. 3.Clinical evaluations/observations. 4. Product Feedback/Colleague Opinion. 5. Laboratory Use.	Warrants 240,720 $.25/share	Yes. Attached.
Dr. Donald O’Rourke	Medical Advisor	1. Publications and presentations. 2. Sales & Marketing Support. 3.Clinical evaluations/observations. 4. Product Feedback/Colleague Opinion. 5. Laboratory Use.	Warrants 50,000 $.50/share	Yes. Attached.

Our Products

Our initial product applications for the retractor technology will be in neurological surgeries involving brain and spinal access.

We believe the main benefits of our Brain Access System and Cervical Access System technology over current comparable products in the market. Our research and design efforts are directed to achieve the following:

•	gently separate delicate tissue;

•
improve surgical outcomes (reducing potential surgeon and hospital liability), for example, decreased insertion tissue trauma, less need for readjustment during surgery and minimum interface surface pressures;

•	increase surgical site access;

•	provide superior field of vision and lighting;

•	minimal invasive surgery;

The Brain Access System and Cervical Access System were invented by Dr. John Mangiardi. Dr. Mangiardi assigned the rights to the Brain Access System and Cervical Access System to Sawmill Trust on September 17, 2005 pursuant to an assignment agreement on the same date. Sawmill Trust then, in turn, assigned the same rights to us on September 17, 2005 pursuant to another assignment agreement dated the same date.

Brain Access System Products

The Brain Access System series of disposable products are used by the neurological surgeon to access the surgical site. This is done by inserting the Brain Access System through the brain tissue and then removing the Brain Access System introducer, leaving the remaining hollow working channel in place to provide the surgeon with access to the precise location desired for surgery.

The Brain Access System is available in multiple sizes and is a single-use product. We have designed multiple sizes and intend to add additional sizes in the future. We have used the following design parameters for our products:

•	minimize brain disruption during surgery by utilizing a tapered forward edge;

•	minimize venous pressure in the brain;

•	reduce “target shift” yielding;

•	minimize off site healthy tissue damage;

•	superior neuronavigational image guidance systems (“IGS”) performance;

•	integrate with the leading surgical IGS systems such as Medtronics® and BrainLab®;

•	allow for easier positioning during surgery;

•	reduce damage to healthy brain tissue leading to shorter post-op recovery and reduced hospital stay;

•	allow direct surgical visualization of brain tissue via optically transparent construction; and

•	save significant costs to hospital compared to traditional non-disposable retractors

The Brain Access System products have the potential to significantly reduce brain tissue trauma resulting from the currently used retractors and standard access procedures. First, the unique design of the product minimizes the size of the brain entry access necessary for surgical procedures, and in turn the amount of brain tissue exposed. For instance, a typical brain procedure involving the removal of a 7cm cystic astrocyctoma would result in an access site (corticotomy) of approximately 20mm. However, the same procedure that was performed utilizing the Company’s Brain Access System product required a corticotomy of only 2mm.

Furthermore, simple retractors currently in use require the surgical team to maintain the retracted surface typically by packing gauze around the access edges increasing movement and pressures over a greater portion of the brain and extending overall elapsed surgery times. The Brain Access System product eliminates this process, while providing better visibility for the surgeon and lower pressures on the retracted brain tissue.

Because our products have not been brought to market yet, there is no guarantee that any of the abovementioned features would prove effective and be welcomed by the consumer.

Product shortcomings

Our products have a few shortcomings. One of the shortcomings of our products as compared to existing blade retractors is that our device diameter is fixed as opposed to variable which would give the surgeon less flexibility once he is at the location unless he knows where he needs to go in the brain first. Another shortcoming is that the diameters and lengths of our devices are set to specific measurements, which limits the surgeon to these specific sizes. Also, depending on the case, usage of a disposable product may be viewed as costing more over time and may not be accepted by our potential customers.

IGS Opportunity for the Brain Access System

The VBAS product has the potential to significantly improve surgical acceptance and use of IGS (Image Guidance Systems) used in many surgeries, by addressing the two substantial IGS-related problems of target shifting and the lack of real-time retractor positioning data during procedures:

•	Target Shifting

The normal surgical procedure utilizing standard retractors in brain surgery require pulling away the healthy tissue to expose the targeted region of the brain located underneath. However, in many cases, the amount of pulling required causes the targeted area to shift away from what is shown on the IGS system. This target shifting then requires the surgeon to cause additional trauma to healthy tissue and spend additional time as shifted target area is located and the retractor is repositioned. The VBAS system is designed to minimize or eliminate target shift, as the elliptical shape of the product distributes relatively uniform pressure on the surrounding brain tissue.

•	Real-Time Retractor Positioning Data

Current retractor technology is not well integrated with IGS systems. During insertion, the surgeon typically does not have real-time data to allow visualization of retractor insertion on the IGS monitor. The VBAS product line has been designed to adapt entirely to IGS systems, such that the use of a Brain Access System unit will allow the surgeon to see on the surgical monitor, in real-time, exactly where the retractor is in relation to critical brain structures and underlying pathologies. With the IGS enabled unit, the tip of the introducer is literally the “pointer” on the IGS system.

We plan on offering a version of all Brain Access System models that are IGS-enabled.

 Brain Access System Product Models

The Brain Access System products consists of two models initially, namely, TC-VBAS and EC-VBAS and any additional models in the future, each designed to allow the surgeon the choice for specific brain surgeries for various procedures. Each of these models will be manufactured in various lengths to accommodate different depths for surgical access.

•	TC-VBAS

The series consist of eight disposable products, offered in four different port diameters of 17mm and 21mm, 12mm and 28 mm and a choice of three lengths for each of 3, 5, and 7cm.

•	EC-VBAS

At present, this is available only in one size – 5cm.

Cervical Access Products

The Cervical Access System products are to be used by the neurological surgeon to access the anterior cervical surgical site (the uppermost vertebrae located in the neck). This type of surgery is near very critical and delicate structures such as the larynx, esophagus and carotid artery. The shape of the Cervical Access System with the introducer lets the surgeon carefully place the device and the unique anchor screws then safely hold the access channel in place during the procedure. The clear body of the retractor allows the surgeon to see the entire field both during the insertion process as well as throughout the surgical procedure.

We have designed the Cervical Access System to:

•	reduce the possibility of surrounding anatomic tissue damage, which include the trachea, esophagus, carotid artery, recurrent laryngeal and sympathetic nerve;

•	minimize skin disruption with the utilization of tapered outward edges;

•	eliminate retractor induced electrocautery burn injuries because it is made with surgical grade plastic materials;

•	enable stable fixation (directly to the spinal column) in order to avoid accidental displacement and surrounding “tissue creep”; and

•	allow for direct visualization of underlying anatomic structures using optically clear plastic.

Because our products have not been brought to market yet, there is no guarantee that any of the abovementioned features would prove effective and even so, be welcomed by the consumer.

 Cervical Access System Product Models

The Cervical Access System series will consist of disposable products, each with a 20mm port opening, and a choice of two lengths for each of 3 and 5cm. The widths are able to accommodate from one to three levels of the cervical spine, from 26mm to 54mm. We are also evaluating a telescoping design that would reduce the number of sizes necessary and a version that incorporates a distractor.

New Products

Brain Retractors

Future plans include developing our second generation Brain Access System retractors. The research and development work will be conducted both in-house and with our contract manufacture, Lacey Manufacturing Company. We anticipate research and developing work starting in 2009 and estimate an initial research and development budget of $1,500,000 for 2009.

The new products will feature certain adjustable segments and will supplement, not replace, the existing product line. Other brain retractor development efforts include non-disposable versions as well as a custom order capability to accommodate special size or shape requests by surgeons.

Our plans are to eventually include retractor lines that are designed for the requirements of specific surgical applications like aneurisms, tumors and endoscopic work.

Cervical Spinal Retractors

We are evaluating a series of products that will be sized for specific manufacturers’ plates and sold to them on an Original Equipment Manufacturing (“OEM”) or co-branded basis. The product will also incorporate an expandable diameter to allow for use in a greater variety of surgical cases.

Additional Applications of Brain Access System and  Cervical Access System Technology

We believe that our Brain Access System and Cervical Access System technology can be easily adapted to advance retractor systems for use in other areas of the body. The key cross-applicable benefits of our technology are:

•	Promotes minimally invasive procedures from smallest possible entry incision

•	Uniform pressure distribution minimizes collateral tissue damage due to stress points

•	Eliminates “tissue creep” into the surgical field

•	Reduces the number of hand/instruments in the surgical field

The first two applications beyond neurosurgery that we intend to pursue are breast surgery and abdominal surgery retractors. We believe that key characteristics of the technology, visibility and minimal insertion trauma are significant advantages to the current applications in these surgical practices. The potential of these applications are compelling considering breast procedures alone, amounted to over 330,000 surgeries in 2004 (source: National Clearinghouse of Plastic Surgery Statistics through the American Society for Plastic Surgeons website, www.plasticsurgery.org ).

Sales and Marketing

Education

We plan to implement a two-prong grass-roots educational and marketing strategy throughout the neurosurgeon community to accelerate product penetration and brand awareness.

The first is an individual outreach program targeting “thought leaders” surgeons by visiting with them at their practices and during conferences and trade shows.

The second involves targeted neurological “reference hospitals”.

Distribution Partners

Domestic Sales

For distribution in the United States, we are currently pursuing two possible parallel distribution models:

•	the direct sales model (utilizing a combination of an in-house sales force in conjunction with independent sales agents/distributors on a non-exclusive basis); and

•	the use of a large exclusive distribution partner.

We believe that the direct sales model in the United States would ultimately be more profitable allowing for higher margins for each device sold. We would also have direct access to a sales force that is already calling on the neurosurgical markets. However, it would require a somewhat greater amount of capital during the initial stages to help finance receivables, inventory levels, and collections. We have entered into several serious discussions with leading independent companies that would serve as the distributor and sales arm for the Brain Access System devices.

International Sales

We believe that our international sales will be optimized by using various distribution partners due to logistics and local variables. We have contacts abroad that represent some of the leading medical device distributors in the neurosurgical arenas. We intend to work out a mutually beneficial distribution agreement that covers the main points for distribution that include but are not limited to sales and marketing in respective territories, regulatory compliance, shipping, and guaranteed annual minimums. Our primary target markets are Europe and Canada for fiscal year 2008. During fiscal 2009, we intend to commence the regulatory approval process in the Japanese and Chinese markets as it is a lengthy process.

Reference Hospitals Program

As we continue to generate grass-root support among key neurosurgeon thought leaders, we will concurrently implement our Reference Hospital program.

We plan to initially work with three major national neurological surgical centers where management and consulting physicians will provide free samples initially and training sessions to help the surgeons learn about our products and become comfortable using them. These centers will provide surgeons with the opportunity to use our products in actual surgery and to observe others doing so.

The three neurological centers and their respective neurosurgeons are:

•	University of Pennsylvania School of Medicine — Dr. Donald O’Rourke, Associate Professor at the Hospital of the University of Pennsylvania

•	St. Luke’s Roosevelt Hospital — Dr. David Langer, Director of Cerebrovascular Neurosurgery

•	Northern Westchester Hospital — Dr. Ezriel Kornel, Director of the Institute for Neuroscience

Drs. Langer and Kornel are each head of neurosurgery at their respective institutions and have agreed to serve as our scientific consultants and sit on our Medical Advisory Board.

On September 15, 2006, we and St. Luke’s Roosevelt Hospital issued a joint press release announcing that St. Luke’s would serve as the our “teaching institute” Reference Hospital for our products. The initial surgeries using the Brain Access System products are currently in the process of being scheduled.

Each of our initial reference hospitals has dozens of affiliated neurosurgeons who perform thousands procedures each year. For example, we understand that surgeons affiliated with St. Luke’s Roosevelt Hospital perform approximately 1,500 operations each year in the hospital’s four dedicated neuro-operatories. In effect, the references hospitals, and later the IGS reference hospitals as described below, should provide a significant pool of surgeons from which we can further expand our reach to.

We believe that these centers will allow us to:

•	build market demand with multi-institution exposure

•	document independent surgical experiences that will help secure superior terms from distribution partners

•	provide product exposure for practitioners in actual surgeries

•	provide data that will be used to establish product superiority claims for marketing

•	help finance our growth through enhanced sales

Image-Guided Surgery (IGS) Reference Hospitals

Following the establishment of the initial Reference Hospitals, we will expand the Reference Hospital Program to include additional hospitals with a focus on the integration between our Brain Access System products and IGS systems.

In addition to the objectives of the initial reference hospitals, this effort will attempt to document how the Brain Access System can provide superior results in combination with IGS during neurosurgical procedures.

Similar to the reference hospitals described above, at each of the IGS reference hospitals, management and consulting physicians will provide samples and training sessions to help the surgeons learn about our products and become comfortable using them with a particular emphasis on IGS applications.

We plan to leverage our relationships at each of these institutions to support the growth of products in the development pipelines, as well as a nexus for the creation of additional growth initiatives.

Individual Outreach

We will also reach out to individual neurosurgeons both through conferences/trade events and by visiting surgeons, particularly influential leaders within various geographies, directly at their practices.

At the conferences and trade events, our plan will be to present reference hospital data to distributors and neurosurgeons, and recruit additional facilities to serve as future reference hospitals and IGS centers.

Manufacture

We have executed an agreement with Lacey Manufacturing Company of Bridgeport, Connecticut (“Lacey”) to provide a full range of engineering, contract manufacturing and logistical support for our products (please see attached exhibit).

We have also contracted with C&J Industries, Meadville PA through purchase orders to produce additional sizes of the Brain Access System. We believe that having dual suppliers for capacity and sourcing will help ensure long term supply.

Lacey and C& J Industries are recognized leaders in the medical contract manufacturing sector, providing vertically integrated full services. They are U.S. Food and Drug Administration registered and meet ISO standards and certifications.

We have placed inventory orders with both manufacturers.

Lacey has completed the design, fabrication and testing of three sizes of the Brain Access System in 2007 and has produced a total of 150 retractors for use in our reference hospitals. Lacey is in the process of completing an additional 4 sizes.

C&J Industries have completed the design and is in the process of completing molds and production of 6 additional sizes.

There may be certain limitations and risks to manufacturing:
•
Both Lacey and C&J Industries are responsible for sourcing and procuring raw materials to manufacture our products. We believe that there will not have any difficulty in sourcing for raw materials to manufacture our products because they are readily available from variety of sources in the medical devices marketplace;

•	There can be no assurances that future product pricing will be as favorable as we anticipate;
•	Continued source of supply maybe limited if we do not raise additional capital;
•	If either supplier was to not deliver or choose not to do business with us, we could incur serious delays and increased costs. We would have to find alternate qualified suppliers.
•
We are dependent upon their commencing manufacture of our products in accordance with our specifications and delivering them on a timely basis in order to realize our business plan. They can however no assurances that this will be the case.

(See “Risk Factors — “We are dependent on two key vendors to manufacture our products” )

Market Analysis

The market for our Brain Access System and Cervical Access System product lines will be the neurosurgical community.

According to the World Health Organization’s 2004 Neurology Atlas, there are approximately 33,193 practicing neurological surgeons worldwide as follows:

World Neurosurgeons

As practicing neurosurgeons become familiar with the benefits of our brain and anterior cervical products, we believe that we will gain market share as these surgeons utilize the Brain Access System and Cervical Access System products in their surgeries .

According to the American Association of Neurological Surgeons, in 1999 there were approximately 175,428 cranial procedures performed in the United States of America.

According to the CDC, approximately 225,000 anterior cervical procedures were performed in 1999. We conservatively estimate the procedure growth rate to track the year-over-year increase in population of approximately 3%. It would however be reasonable to assume that with the ageing baby boomer population cohort, the growth rate in surgeries utilizing Cervical Access System would grow at a much higher rate.

To be conservative, we have estimated that the addressable international market over the next five years will be from 20% to 25% larger than the corresponding U.S. market.

Competition

Based on our internal research, web scans, and observance at trade shows The current major manufacturers of brain retractors, and accordingly, some of our competitors are:

Cardinal Health (V. Meuller line),
Aesculap,
Integra Life Science, Codman (Div of J&J).

Brain Retractors

We believe that the current standard of care in brain retractors has not changed much since their fundamental design from the 1920’s since ribbon type blades are still used today.

Our internal research shows that most of the more recent advancements have focused on adding technology to this type of retractor such as pressure monitoring devices and various types of plastic or silicone coating so that retraction injury might be limited. Other advancements have included variations in the metals of the retractors, some of these being relatively soft as compared to previous iterations, in an attempt to limit retraction injury.

 We believe that the Vycor Brain Access System products represent an improvement over existing products. Case experience, evaluations and independent clinical studies may be necessary for wide adoption of our devices. Moreover such evaluations and independent clinical studies will have to be made to prove the efficacy of our beliefs about the features of our devices.

With the Vycor Brain Access System, the edges found on standard retractors have been eliminated, the local surface pressure minimized due to the increased surface area of the elliptical surfaces, and the need to pull in any single direction has been removed. The plastic material is optically clear, allowing the surgeon to see the retracted brain tissue. Finally, the Brain Access System is multifunctional, as it is capable of becoming the “pointer” for use with a computerized neuro-navigational “IGS” system. However, the computerized neuronaviagational image-guided surgery systems is not completed yet. This is work is planned for 2009.

The current major manufacturers of brain retractors, and accordingly, our competitors are:

•	Cardinal Health (V. Mueller line)

•	Aesculap

•	Integra Life Science

•	Codman (Division of Johnson & Johnson)

Our assessment of who will be our competitors is based upon our assumption that we are and will be competing in the “retraction” technology market. The above list of competitors is derived from our research over the internet and information from the websites of our competitors like Cardinal Healthy V. Mueller (www.cardinal.com) and Integra Life Science (www.integra-ls.com).

Cervical Retractors

The Cervical Access System is designed to provide superior visibility and we believe, reduced chance for complications during surgery by eliminating the sharp edges found in traditional retractors that often move inadvertently during surgery. While there has been greater advancement in cervical retractor technology compared to brain retractors, we believe that our Cervical Access System products offer superior performance compared to our competitors.

Our main competitors are Medtronic’s MetRx system, Asculap/B. Braun and Cloward Instruments’ Small and Large Cervical Retractor Systems. In addition to the standard “blade retractors” distributed by the companies listed above, Medtronic distributes the MetRx dilating retractor system for use in lower spinal surgery.

In addition companies such as Endius and EBI have announced cervical retractor systems.

Major Customers

We are pursuing a parallel path for distribution opportunities of our products. We have been looking into a direct sales model, a direct U.S. with an independent distribution model on an international basis, and a global distribution model. We do not have any major customers yet as we have not started our formal launch. Our customers will be hospitals that perform neurosurgery, independent distributors and distributors in different countries.

Presently, we are leaning towards a direct sales model which will use approximately 15 independent companies in the U.S. that are each specialized in neurosurgery and that would handle the direct distribution of our Brain Access System through their own sales representatives. We anticipate that our customers will be the customers of these sales representatives.

Intellectual Property

Patent Applications

Below is a table setting out the status and particulars of our patent applications:

Filing Date	Application No.	Country	Title	Status
June 22, 2005	60/692,959	US — provisional	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery (Cervical)	Converted to PCT
June 22, 2006	PCT/US06/24243	PCT	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery (Cervical)	Entered National Phase
June 22, 2005	11/155,175	US — utility	Surgical Access Instruments for Use with Delicate Tissues (Brain)	Pending
November 27, 2006	PCT/US06/61246	PCT	Surgical Access Instruments for Use with Delicate Tissues (Brain)	Pending — National Phase Entry on May 27, 2009
June 22, 2006		Canada	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery	Pending
June 22, 2006	06785312.7	Europe	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery	Pending
June 22, 2006		India	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery	Pending
June 22, 2006		Israel	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery	Pending
June 22, 2006		Japan	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery	Pending
December 20, 2007	11/993,280	US	Surgical Access Instruments for Use with Spinal or Orthopedic Surgery	Pending

The above-indicated patent applications were invented by Dr. John Mangiardi, who assigned the rights to the Sawmill Trust on September 17, 2005 under the terms of an assignment agreement between the parties. The Sawmill Trust then, in turn, assigned the same rights to us on September 17, 2005 pursuant to an assignment agreement between the Sawmill Trust and the Company dated the same date. The consideration for such assignment was the issuance of one-third of the initial equity of our predecessor (Vycor Medical, LLC) and the inclusion of certain rights in favor or the Sawmill Trust, including but not limited to certain supermajority voting rights and the right to appoint members of the board of managers, which were incorporated in the Operating Agreement of such entity. Dr. Mangiardi’s wife, Pascale Mangiardi, who is a director of the Company, was the Settlor of the Sawmill Trust and Dr and Mrs. Mangiardi are both beneficiaries of the Sawmilll Trust. The Sawmill Trust is an irrevocable trust and A. Mitchell Green is the sole Trustee and has sole voting power and investment power with respect to the assets of the trust.

Trademarks

VYCOR MEDICAL and VYCOR SAFESITE are both pending in the United States Patent and Trademark Office. Before they are registered, a Statement of Use needs to be filed.

Insurance

We presently have Directors’ and Officers’ Liability Insurance and Product Liability insurance..

Government Regulations

We are committed to an integrated total quality management system. We have completed the necessary procedures and are certified to the ISO standards expected of medical device manufacturers as follows:

ISO 13485:2003 Medical Devices — Quality Management Systems

The certification of a quality management system to ISO 13485, specifically for medical devices, is advantageous and often essential for medical companies to export their products to the global market, as well as maintain and enter into certain agreements and business growth opportunities within the U.S. For example, Canada requires that medical device manufacturers marketing their products in Canada must have a quality system certified to ISO 13485:2003. The certification is also required for placement of branded devices into the European Union.

We have successfully passed our annual surveillance audit by Intertek and now possess the following ISO certifications, which allow for regulatory entry of our products into the US, Canada, the European Union and other international markets:

•	MDD ANNEX V/ISO CMDCAS 13485:2003, CERTIFICATION AUDIT, MDD CERTIFICATION AUDIT.

•	MDD ANNEX V/ ISO 13485:2003 CERTIFICATION

•	CMDCAS CERTIFICATION for Canada

•	EN ISO 13485:2003 for the European Union

Intertek is the leading international provider of quality and safety services to a wide range of global and local industries.

Continuing Regulatory Requirements

Governmental regulation in the United States and other countries is a significant factor affecting the research and development, manufacture and marketing of medical devices, including our products. In the United States, the FDA has broad authority under the Federal Food, Drug and Cosmetic Act (the FD&C Act) to regulate the development, distribution, manufacture, marketing and sale of medical devices. Foreign sales of medical devices are subject to foreign governmental regulation and restrictions that vary from country to country.

Medical devices intended for human use in the United States are classified into one of three categories, depending upon the degree of regulatory control to which they will be subject. Such devices are classified by regulation into either Class I general controls, Class II special standards or Class III pre-market approval (PMA), depending upon the level of regulatory control required to provide reasonable assurance of the safety and effectiveness of the device.

Most Class I devices are exempt from pre-market notification (510(k)) or PMA. However Class I devices are subject to “general controls,” including compliance with FDA manufacturing requirements (Quality System Regulation (QSR), sometimes referred to as current good manufacturing practices or CGMPs), adverse event reporting, labeling and other requirements. Class II devices are subject to general controls and to the pre-market notification requirements under Section 510(k) of the FD&C Act. For a 510(k) to be cleared by the FDA, the manufacturer must demonstrate to the FDA that a device is substantially equivalent to another legally marketed device that was either cleared through the 510(k) process or on the market prior to 1976. It generally takes four to twelve months from the date of submission to obtain 510(k) clearance although it may take longer. Class III is the most stringent regulatory category for devices. Class III devices are those for which insufficient information exists to assure safety and effectiveness solely through general or special controls. Class III devices are usually those that support or sustain human life, are of substantial importance in preventing impairment of human health, or which present a potential, unreasonable risk of illness or injury. Class III devices also include devices that are not substantially equivalent to other legally marketed devices. To obtain approval to market a Class III device, a manufacturer must obtain FDA approval of a PMA application. The PMA process requires more data, including ordinarily data from clinical studies testing the device in humans, takes longer and is typically a significantly more complex and expensive process than the 510(k) procedure. Clinical studies of devices in humans is also subject to regulation by the FDA. Testing must be conducted in compliance with the investigational device exemption (IDE) regulations.

Our products have been cleared for marketing through the 510(k) process.

We can provide no assurance that we will be able to obtain clearances or approvals needed to introduce new products and technologies. After a device is placed on the market, numerous regulatory requirements apply.

These include:

•	quality system regulation, which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures during the manufacturing process;

•	labeling regulations, which prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on labeling; and

•
medical device reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur.

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions:

•	fines, injunctions, and civil penalties;

•	recall or seizure of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	refusing our request for 510(k) clearance or premarket approval of new products;

•	withdrawing 510(k) clearance or premarket approvals that are already granted; and

•	criminal prosecution.

Medical device laws are also in effect in many of the countries outside of the United States in which we will do business. These laws range from comprehensive device approval and quality system requirements for some or all of our medical device products to simple requests for product data or certifications. The number and scope of these requirements are increasing. In June 1998, the European Union Medical Device Directive became effective, and all medical devices must meet the Medical Device Directive standards and receive CE mark certification. CE mark certification involves a comprehensive Quality System program, and submission of data on a product to the Notified Body in Europe.

We have obtained the CE mark certification for distribution of our products in Europe. and approval for distribution in Canada.

Health Care Regulatory Issues

The health care industry is highly regulated and the regulatory environment in which we operate may change significantly in the future. In general, regulation of health care-related companies is increasing. We anticipate that Congress and state legislatures will continue to review and assess alternative health care delivery and payment systems. We cannot predict what impact the adoption of any federal or state health care reform measures may have on our business.

We regularly monitor developments in statutes and regulations relating to our business. We may be required to modify our agreements, operations, marketing and expansion strategies from time to time in response to changes in the statutory and regulatory environment. We plan to structure all of our agreements, operations, marketing and strategies in accordance with applicable law, although we can provide no assurance that our arrangements will not be challenged successfully or that required changes may not have a material adverse effect on our business, financial condition, results of operations and cash flows.

We believe that the discussion above summarizes all of the material health care regulatory requirements to which we currently are subject. Complying with these regulatory requirements may involve expense to us, delay in our operations and/or restructuring of our business relationships. Violations could potentially result in the imposition of civil and/or criminal penalties.

Employees

We current have four full-time employees.

PROPERTIES

We are located at 80 Orville Dr., Suite 100, Bohemia, NY 11716. We occupy approximately 400 square ft. in a well maintained 2 story office building. The space is leased on a short term arrangement for a 4 month period, which expires December 31, 2008. We can arrange for a longer term lease if desired. The office management company, Regus HQ Global Workplace, provides a receptionist and conference room on a shared basis with other tenants in the building. The monthly cost of the current space is approximately $2,750 plus administrative fees.

Over the next six months, as we grow and add personnel, the current space will not be adequate and we will have to arrange for additional space in the same building or another. It is anticipated that we will lease approximately 1,500 square feet in the near future and vacate the current office. Monthly lease expenses are expected to be approximately $3,500 per month.

Currently, we own 2 personal computers, a copier and 2 laptops which are used in the office or for business travel. We have molds, tools and dies to produce three sizes of our Brain Access System. All molds, tools, dies, stamping equipment are maintained at the Lacey facilities. This equipment is less than 2 years old and in good condition.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between us or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing.

Holders of Our Common Stock

As of the date of this prospectus we have 50 shareholders of record.

Dividends

Since our incorporation, no dividends have been paid on our common stock. We intend to retain any earnings for use in our business activities, so it is not expected that any dividends on our common stock will be declared and paid in the foreseeable future.

Debentures

On December 14, 2006, we issued to Fountainhead Capital Partners Limited a Bridge Loan Debenture for the original principal amount of $172,500, which may be converted, at the option of Fountainhead Capital Partners Limited to 1,876,300 shares of our common stock. The Bridge Loan Debenture has a maturity date of February 15, 2009. . On April 15, 2008, Fountainhead Capital Partners Limited assigned its interest in such investment to Fountainhead Capital Management Limited.

On February 14, 2008, we entered into a transaction with Regent Private Capital, LLC, whereby Regent Private Capital, LLC agreed to invest $1,000,000 in the purchase of our Convertible Debentures — such investment to be made in two tranches of $500,000 each.

In connection with the investment by Regent Private Capital, LLC, Fountainhead Capital Partners Limited agreed to make additional investments totaling $300,000 in two tranches of $150,000 each concurrent with the Regent investments. . On April 15, 2008, Fountainhead Capital Partners Limited assigned its interest in such investment to Fountainhead Capital Management Limited.

These investments are evidenced by Convertible Debentures with a term of one year and are convertible into shares of our common stock at a price of approximately $.123 per share. If fully converted, the Convertible Debentures would result in the issuance of 8,129,529 shares to Regent Private Capital, LLC and 2,438,859 shares to Fountainhead Capital Partners Limited.

As of the date hereof, both tranches of investments by Regent Private Capital, LLC and Fountainhead Capital Partners Limited have been completed.

Subsequently, Fountainhead Capital Partners Limited assigned its entire interest to Fountainhead Capital Management Limited and on April 22, 2008 Regent Private Capital assigned $250,000 of the principal amount of the Convertible Debentures representing the first tranche to Derek Johannson and $100,000 of the principal amount of the Convertible Debentures to Altcar Investments Ltd.

Warrants

We issued a warrant to Fountainhead Capital Partners Limited to purchase 50.22 Membership Units of the Company (now 805,931 shares of our shares of common stock) dated December 15, 2006 at $.50 per share.

On December 14, 2006, we entered into an Option Agreement with Fountainhead Capital Partners Limited which granted to Fountainhead Capital Partners Limited an option to invest up to $1,850,000 within three years from December 14, 2006 in exchange for up to 5,652,954 shares of our common stock and warrants to convert to 3,017,409 shares of our common stock.

In consideration of Regent Private Capital, LLC agreeing to invest $1,000,000 in the purchase of our Convertible Debentures, Fountainhead Capital Partners Limited executed an Assignment of Rights Under Warrant and Under Option Agreement to assign to Regent Private Capital, LLC 50% interest in Fountainhead Capital Partners Limited’s rights, title and interest in the abovementioned Option Agreement, warrant to purchase shares at $.50 per share and the warrant under the Option Agreement. By reason of this assignment, Fountainhead Capital Partners Limited assigned to Regent Private Capital, LLC the rights under the warrant to acquire 50% of the underlying securities issuable on exercise of the warrant and 50% of the rights to make future investment in the Company.

In consideration of Regent Private Capital, LLC agreeing to invest $1,000,000 in the purchase of our Convertible Debentures, Fountainhead Capital Partners Limited executed an Assignment of Rights under Warrant and Under Option Agreement to assign to Regent Private Capital, LLC 50% interest in Fountainhead Capital Partners Limited ’s rights, title and interest in the abovementioned Option Agreement, the warrant to purchase shares at $.50 per share and the warrant under the Option Agreement. By reason of this assignment, Fountainhead assigned to Regent Private Capital, LLC the rights under the warrant to acquire 50% of the underlying securities issuable on exercise of the warrant and 50% of the rights to make future investment in the Company.

In consideration for providing consulting services to us, we granted to GC Advisors LLC two warrants to purchase an aggregate of 192,576 shares of our common stock each for a purchase price of $.135 per share. One warrant expires on January 9, 2009 and the other on January 9, 2010.

In consideration for being our strategic business advisor, we issued to Martin Magida a warrant to purchase up to 160,480 shares of our common stock at $.24 per share. The warrant is valid from September 1, 2007 for a period of five years.

In consideration for purchasing our stock of common shares, we issued to George Kivotidis a warrant to purchase up to 4,000 shares of our common stock at $.50 per share. The warrant is valid from November 6, 2007 for a period of three years.

In consideration for advisory services, we issued to Robert Guinta is a holder of a warrant to purchase up to 160,480 shares of the Company’s common stock at $.24 per share. The warrant is valid from September 1, 2007 for a period of five years.

Options

On December 14, 2006, we entered into an Option Agreement with Fountainhead Capital Partners Limited which granted to Fountainhead Capital Partners Limited an option to invest up to $1,850,000 within three years from December 14, 2006 in exchange for up to 5,652,954 shares of our common stock and warrants to convert to 3,017,409 shares of our common stock.

In consideration of Regent Private Capital, LLC agreeing to invest $1,000,000 in the purchase of our Convertible Debentures, Fountainhead Capital Partners Limited executed an Assignment of Rights Under Warrant and Under Option Agreement to assign to Regent Private Capital, LLC 50% interest in Fountainhead Capital Partners Limited’s rights, title and interest in the abovementioned Option Agreement, warrant to purchase shares at $.50 per share and the warrant under the Option Agreement. By reason of this assignment, Fountainhead Capital Partners Limited assigned to Regent Private Capital, LLC the rights under the warrant to acquire 50% of the underlying securities issuable on exercise of the warrant and 50% of the rights to make future investment in the Company. On April 15, 2008, Fountainhead Capital Partners Limited assigned warrants to purchase 60,445 shares of our common stock to La Pergola Investments Limited.

Each of Kenneth Coviello and Heather Jensen entered into a stock option agreement with the Company dated February 15, 2008. Pursuant to the said stock option agreements, each of Kenneth Coviello and Heather Jensen was granted an option to purchase 500,000 shares of common stock of the Company at an exercise price of $.135 per share. The option shall vest 33 1/3% on each of the first, second and third anniversary of the grant and shall expire February 12, 2018.

Dr. Ezriel E. Kornel entered into a consulting agreement with us on January 10, 2006. Pursuant to the consulting agreement, in consideration for acting as our consultant, Dr. Kornel received options to acquire 240,720 shares of our common stock at a price of $.25 per share. The term of the agreement is for three years.

Dr. David Langer entered into an amended and restated consulting agreement with the Company on December 11, 2006. Pursuant to the agreement, Dr. Langer agreed to provide us certain consulting services, which include the role of our Chief Medical Advisor, assistance in the analysis, preparation, submission, publication and presentation of scientific data in relation to our research efforts and sales and marketing efforts. In consideration of such consulting services, Dr. Langer received options to acquire 320,960 shares of the Company’s common stock at a price of $.25 per share. The agreement will terminate April 15, 2009.

Dr. Donald O’Rourke entered into a consulting agreement with us on January 18, 2008. Pursuant to the consulting agreement, Dr. O’Rourke shall provide consulting or advisory services on an as needed basis, to guide us in making important strategic decisions and to evaluate our strategic plans and decisions, research and/or development activities and results, competitive positions and/or other scientific and/or technical issues. In consideration for providing such services, Dr. O’Rourke was granted an option to purchase 50,000 shares of the Company’s common stock at $.50 per share.

Registration Rights

On February 14, 2008, we entered into a Convertible Debenture Purchase Agreement with Regent Private Capital, LLC , whereby Regent Private Capital, LLC agreed to invest a total of $1,000,000 in the purchase of our Convertible Debentures—such investment to be made in two tranches of $500,000 each. Also on February 15, 2008, we entered into a Convertible Debenture Purchase Agreement with Fountainhead Capital Partners Limited, whereby Fountainhead Capital Partners Limited agreed to invest a total of $300,000 in the purchase of our Convertible Debentures – such investment to be made in two tranches of $150,000 each. As of the date of this Registration Statement, both Regent Private Capital, LLC and Fountainhead Capital Partners Limited had invested $1,000,000 and $300,000 respectively pursuant to the said Convertible Debenture Purchase Agreements.

Pursuant to the said agreements, we agreed to file a registration statement on Form S-1, SB-2, or other applicable form (“Registration Statement”), with the SEC, which Registration Statement shall register for sale all common stock which may be issuable upon conversion of the Regent and Fountainhead debentures. We will thereafter use our commercially reasonable efforts to have such registration statement declared effective by the SEC within one hundred eighty (180) days from the date thereof. For purposes thereof, we will be deemed to be using our “commercially reasonable efforts”, provided we fully and appropriately respond to all comments from the SEC within ten (10) business days of receipt thereof without any undue hardship or unreasonable expenses, and diligently continue to seek effectiveness of such registration statement. Further, we shall take such action to have the Registration Statement declared effective by the SEC within three (3) business days following written confirmation from the SEC that it either will not review the Registration Statement or that it has no further comment on the Registration Statement. We shall not be in breach of our obligation to file and render effective the Registration Statement for any delay arising from (i) issues raised by the SEC relating to Rule 415 of the Securities Act, as amended, or to the structure of the sale and resale of the shares, (ii) information required from person or entities other than the Company, or (iii) issues resulting from or relating to acts or omissions of persons or entities other than the Company.

Subsequent to the dates of these transactions, both Fountainhead Capital Partners Limited and Regent Private Capital, LLC agreed to allow us to register less than all of the shares of common stock issuable under the Regent Debenture and the Fountainhead Debenture. Instead, we have agreed to provide Regent Private Capital, LLC and Fountainhead Capital Partners Limited with certain demand and “piggy-back” registration rights covering the remainder of the common stock issuable under such Debentures. We shall file the relevant registration rights agreements with Regent Private Capital, LLC and Fountainhead Capital Partners Limited once they have been negotiated and entered into.

Rule 144 Shares

After February 15, 2008, a person who has beneficially owned shares of a company’s common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding which, in our case, would equal approximately 223,829 shares of our common stock as of the date of this prospectus.

Consequently, as of August 15, 2008 there are approximately 17,999,998 shares of our common stock held by 25 shareholders of record which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(b), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Reports

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov .

SECURITIY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and president and (iv) all executive officers and directors as a group as of August 1, 2008

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)		Percent of Class (2)
Common Stock	Kenneth Coviello 80 Orville Drive, Suite 100 Bohemia, New York 11716	5,117,921		22.865%
Common Stock	Heather N. Jensen 80 Orville Drive, Suite 100 Bohemia, New York 11716	5,117,921		22.865%
Common Stock	David Salomon 15400 Knoll Trail, Suite 350 Dallas, TX 75248	1,361,111		6.081%
Common Stock	Pascale Mangiardi 80 Orville Drive, Suite 100 Bohemia, New York 11716	—		—
Common Stock	Robert Diener 80 Orville Drive, Suite 100 Bohemia, New York 11716	—		—
Common Stock	Sawmill Trust c/o Mitchell Greene Robinson Brog Greene 1345 Avenue of the Americas New York, NY 10105(	5,117,921		22.865%
Common Stock	All executive officers and directors as a group	10,235,842		45.731%
Common Stock	Regent Private Capital, LLC 152 West 57 th Street, 9 th Floor, New York, NY 10019	10,022,341	(3)	30.928%
Common Stock	Fountainhead Capital Management Limited Portman House Hue Street, St, Helier, Jersey JB4 5RP	9,053,306	(3)	28.799%

(1)
In determining beneficial ownership of our common stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of debentures, warrants and options which may be acquired within 60 days. In determining the percent of common stock owned by a person or entity on August 1, 2008, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which the beneficial ownership may acquire within 60 days of exercise of debentures, warrants and options, and (b) the denominator is the sum of (i) the total shares of that class outstanding on August 1, 2008 (22,382,879 shares of common stock), and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the debentures, warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)
In addition, in determining the percent of common stock owned by a person or entity on August 1, 2008, (a) the numerator is the number of shares of the class beneficially owned by such person and includes shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security, and (b) the denominator is the sum of (i) the shares of that class outstanding on August 1, 2008, (22,382,879 shares of common stock) and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of a derivative security within such 60 day period. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)	The following table shows the calculation of the beneficial ownership of Regent Private Capital, LLC and Fountainhead Capital Management Limited:

The individuals who have voting and/or investment power in Sawmill Trust, Regent Private Capital, LLC and Fountainhead Capital Management are set forth below:

Sawmill Trust	A. Mitchell Green, Trustee, Robinson, Brog, Leinwand, Green, Genovese & Gluck, P.C., 1345 Avenue of the Americas, New York, NY 10105
Regent Private Capital, LLC	Lawrence Field, 152 West 57 th Street, 9 th Floor, New York, NY 10019
Fountainhead Capital Management	Directors : Gisele Le Miere, Carole Dodge and Eileen O'Shea Portman House Hue Street, St. Helier Jersey (C.I.) JE4 5RP

The abovementioned individuals disclaim beneficial ownership in the shares.

Calculation of Fountainhead Capital Management Limited Holdings

Fountainhead Bridge Loan Conversion		1,876,300

Fountainhead Bridge Loan Warrants		402,966

Option Agreement:
Shares	5,652,954
Warrants	3,017,409

(less transferred to Regent)	-4,335,182

Net		4,335,182

Fountainhead Convertible Debenture
Tranche #1		1,219,430
Tranche #2		1,219,430

Total		9,053,306

Calculation of Regent Private Capital, LLC Holdings

1/2 of Fountainhead Bridge Loan Warrants		402,966

Option Agreement:
Shares	5,652,954
Warrants	3,017,409

(less retained by Fountainhead)	-4,335,182

Net		4,335,182

Regent Convertible Debenture
Tranche #1		1,219,430
Tranche #2		4,064,765

Total		10,022,341

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors and Executive Officers

Set forth below is certain biographical information concerning our current executive officers and directors. We currently have two executive officers as described below.

Directors and Executive Officers	Position/Title	Age
Kenneth T. Coviello	Chief Executive Officer and a director	57
Heather N. Jensen	President and a director	29
Pascale Mangiardi	Director	36
Robert Diener	Director	60

Kenneth Coviello, 57, is our Chief Executive Officer and a director and will oversee strategic planning as well as directing manufacturing, marketing and product development. Mr. Coviello has more than 25 years of experience in successfully developing, selling and marketing medical devices and managing medical device and healthcare product companies. Mr. Coviello has held positions of Vice President, Senior Vice President and President of medical device companies, including Lumex and Graham Field. From 2000-2005, he was Senior Vice President at Misonix Inc., a public NASDAQ-listed medical device company that specializes in the design, manufacture and sale of ultrasonic surgical devices for orthopedic, neurosurgical, wound and urological applications. Mr. Coviello was responsible for Misonix medical device revenues and profitability, distribution partner contracts and factory operations in Farmingdale, NY. During his association with Misonix, Inc., Misonix increased its medical devices line from a single product to nine, grew medical device revenue, acquired and developed medical technology. While he was with Misonix, Inc, he was also appointed by Misonix, Inc. to the position of Chief Executive Officer of Hearing Innovations, Inc., a major funding entity and senior debt holder of Misonix, Inc. from August 2002 – November 2005. Mr. Coviello joined us on January 1, 2006 after leaving Misonix, Inc. in November 2005. Previous associations were:

1999-2000 FNC Medical- manufacturer and distributor of diabetic skin care supplies,

1992-1998 Graham Field- manufacturer and distributor of Medical devices, equipment and supplies

1972-1991 Lumex Inc. - manufacturer of medical devices and healthcare products

Heather N. Jensen, 29, is our founder, our President and a director and is involved in the strategic planning as well as directing Global Business Development and Sales. Ms. Jensen has more than 10 years experience in the medical profession ranging from hospitals to medical device manufacturing. Ms. Jensen joined us in November 2005. Ms. Jensen’s most recent position from 2001-2005 was as Director of Sales at Misonix, Inc., a public NASDAQ-listed medical device company that specializes in ultrasonic surgical devices for orthopedic, neurosurgical, wound and urological applications. Ms. Jensen’s responsibilities included international and domestic business development, knowledge and certification in export compliance, regulatory approval process and high-level executive contact and negotiations at some of the largest device companies in the world such as Tyco, Mentor, Aesculap, Richard Wolf and ACMI. She was also responsible for both domestic and international sales development. Ms. Jensen belongs to the Brain Injury Association, American Brain Tumor Association, and the National Association for Female Executives. She holds an Associates Degree in Business with a focus on Human Sciences and has additional credits in business administration from Katharine Gibbs College.

Pascale Mangiardi , 36, has been our director since October 30, 2007. She is presently the founder and President of Rougemont Management Services LLC and Chief Financial Officer of Optimus Services, LLC. From 2002-2006, she was a financial officer for John R. Mangiardi, MD, PC and from 2001 – 2002, she was the Assistant CEO at Hirslanden-Group Management AG, Zurich. Ms. Mangiardi holds a Diploma from the Swiss Business Administration School.

Robert Diener , 60, has been our director since January 25, 2008.Mr. Diener has over 30 years of experience as an attorney and senior corporate executive. The focus of his practice is corporate and securities law, mergers and acquisitions, finance and real estate. Mr. Diener has served as President and CEO of American Health Properties, Inc. (NYSE) from 1987-1992, and was Chairman and CEO of UStel, Inc., a publicly traded (NASDAQ) telecommunications company from 1992-1999. He has been in the private practice of law since 1992. Mr. Diener has been an active member of the State Bar of California since 1973. He received a Bachelor of Arts degree in Social Sciences and Communications from the University of Southern California in 1969 and a Juris Doctor degree (Magna Cum Laude ) from the University of Santa Clara School of Law in 1973, where he was the Business Editor of the Law Review. Mr. Diener served in the United States Marine Corps from 1969 through 1975.

All of our directors hold office until the next annual meeting of stockholders and until their respective successors have been elected or qualified. Officers serve at the discretion of the board of directors. There are no family relationships among our directors or executive officers. There is no arrangement or understanding between or among our officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors.

Except for Mr. Coviello, our directors and executive officers have not during the past five years:

•	had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding;

•
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities;

•
or been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Mr. Coviello was Senior Vice President of Misonix Inc., a major funding entity and senior debt holder for Hearing Innovations Inc. Mr. Coviello was appointed Chief Executive Officer and an officer of Hearing Innovations after a resignation of senior management at Hearing Innovations. He was Chief Executive Officer from August 2002 – November 2005.

On July 14, 2004, Hearing Innovations Inc. sent all shareholders and creditors a plan for reorganization and disclosure statement. Misonix Inc. was committed to fund Hearing Innovations Inc. up to $150,000 for the reorganization plan. Hearing Innovations Inc. filed for relief under Chapter 11 of the U.S. Bankruptcy Code in September 2004. The Plan of Reorganization of Hearing Innovations Inc. was confirmed by the court on January 13, 2005. Based upon the final decree, and the approval by the court of the Bankruptcy Plan, Misonix Inc. became the sole shareholder of Hearing Innovations Inc.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid for each of the last two years ended December 31, 2007 and 2006, respectively (i) to the persons who acted as our principal executive officer during our fiscal year ended December 31, 2007 and (ii) to the person who acted as our next most highly compensated executive officer other than our principal executive officer who was serving as our executive officer as of the end of our last fiscal year.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Kenneth T. Coviello (Chief Executive Officer)	2007	$137,433	—	—	—	—	—	$17,301.80	$154,734.80
	2006	$76,363.64	—	—	—	—	—	$8,767.50	$85,131.29

Heather Jensen (President)	2007	$117,000	—	—	—	—	—	$17,301.80	$134,301.80
	2006	$89,843.11	—	—	—	—	—	$10,276.47	$100,119.58

Grants of Plan-Based Awards in Fiscal 2007

There were no individual option grants of stock options to purchase our shares of common stick made to the executive officers named in the Summary Compensation Table above in fiscal 2007.

Outstanding Equity Awards at 2007 Fiscal Year End

There were no option exercises or options outstanding in fiscal 2007 by the named executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested in Fiscal 2007

There were no option exercises by or stock vested in fiscal 2007 to benefit of the named executive officers named in the Summary Compensation Table.

Employment Agreements

We have employment agreements with our Chief Executive Officer, Mr. Kenneth Coviello and with our President, Ms. Heather Jensen.

We had previously entered into an employment agreement with Mr. Kenneth Coviello on January 1, 2006. Pursuant to the agreement, Mr. Coviello was employed to be our Chief Executive Officer for an annual salary of $190,000. In addition, Mr. Coviello was entitled to monthly car allowances of $600, $750, $900 and $1,150 for his first, second, third and fourth and fifth years with us respectively. Mr. Coviello is entitled to an annual bonus upon achieving certain milestones and a commission every quarter from our gross profits for that period. The employment agreement is for a five-year term, automatically renewable for successive one year terms unless either party elects not to do so.

Despite the employment agreement, Mr. Coviello only received a base salary of $137,433 and $76,363.64 and car allowances and health insurance coverage of $17,301.80 and $8,767.50 for fiscal 2007 and 2006 respectively. We did not accrue or defer the differences in actual amounts paid against the amounts provided for in the employment contract and Mr. Coviello has agreed to waive such amounts.

On January 1, 2008, Mr. Coviello entered into a new employment agreement. Pursuant to the new employment agreement, Mr. Coviello was employed as our Chief Executive Officer for an annual salary of $190,000. He will also be paid a monthly automobile allowance of $700 and be eligible to receive annual bonuses of 20% of his base salary for calendar year 2008 and 40% of his base salary for calendar year 2009, payable in cash or in stock based upon the achievement of specific milestones to be determined by the Compensation Committee of our board of directors. For the purposes of calendar years 2008 and 2009, these milestones are defined as exceeding our budgeted income by an amount equal to the aggregate amount of all bonuses to be paid. The term of the agreement is for one year, and it will automatically be renewed for an additional one year term, unless either party gives written notice to the other of its intention to terminate the agreement at least 30 days prior to the automatic renewal date.

We entered previously into an employment agreement with Ms. Heather Jensen on October 31, 2005. Pursuant to the agreement, Ms. Jensen was employed to be our President for an annual salary of $190,000. In addition, Ms. Jensen was entitled to monthly car allowances and health insurance coverage of $600, $750, $900 and $1,150 for her first, second, third and fourth and fifth years with us respectively. Ms. Jensen is entitled to an annual bonus upon achieving certain milestones and a commission every quarter from our gross profits for that period. The employment agreement is for a five-year term, automatically renewable for successive one year terms unless either party elects not to do so.

Despite the employment agreement, Ms. Jensen only received a base salary of $117,000 and $89,843.11 and car allowances of $17,301.80 and $10,276.47 for fiscal 2007 and 2006 respectively. We did not accrue or defer the differences in actual amounts paid against the amounts provided for in the employment contract and Ms. Jensen has agreed to waive such amounts.

On January 1, 2008, Ms. Jensen entered into a new employment agreement. Pursuant to the new employment agreement, Ms. Jensen was employed as our President for an annual salary of $190,000. She will also be paid a monthly automobile allowance of $700 and be eligible to receive annual bonuses of 20% of her base salary for calendar year 2008 and 40% of her base salary for calendar year 2009, payable in cash or in stock based upon the achievement of specific milestones to be determined by the Compensation Committee of our board of directors. For the purposes of calendar years 2008 and 2009, these milestones are defined as exceeding our budgeted income by an amount equal to the aggregate amount of all bonuses to be paid. The term of the agreement is for one year, and it will automatically be renewed for an additional one year term, unless either party gives written notice to the other of its intention to terminate the agreement at least 30 days prior to the automatic renewal date.

Compensation of Directors

For the years ended December 31, 2007 and 2006, none of the members of our board of directors received compensation for his or her service as a director.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to our company and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law, or any other applicable law. Our bylaws further provide that we may modify the extent of such indemnification by individual contracts with its directors and officers.

We shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding; provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director and officers (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under the bylaws or otherwise.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Brain Access System and Cervical Access System were invented by Dr. John Mangiardi. Dr. Mangiardi assigned the rights to the Brain Access System and Cervical Access System to Sawmill Trust without consideration on September 17, 2005 pursuant to an assignment agreement on the same date. Sawmill Trust then, in turn, assigned the same rights to us on September 17, 2005 without consideration pursuant to another assignment agreement dated the same date pursuant to which we issued membership units our predecessor comprising at the time a 33 1/3 interest in such predecessor. Said membership units were later converted into 5,117,921 shares of our common stock. Dr. John Mangiardi’s wife, Pascale Mangiardi (who is also our director, is the settlor of the Sawmill Trust and both Dr. John Mangiardi and Pascale Mangiardi are among the beneficiaries of the Sawmill Trust. The Sawmill Trust is an irrevocable Trust and we have been advised that neither Dr. John Mangiardi nor Pascale Mangiardi has any voting power or investment power with respect to the assets of the Sawmill Trust and neither is a trustee of the Sawmill Trust nor has any power to appoint a successor trustee for the trust.

On Nov 17, 2005, Mr. Coviello, our Chief Executive Officer and a director, made a non-interest-bearing loan to the Company in the amount of $10,000. Such loan was fully repaid as follows:

12//25/2006-Payment of $2,500
1/22/2007- Payment of $2,500
2/21/2007-Payment of $2,500
4/13/2007-Payment of $2,500

Additionally, on February 23, 2006, Mr. Coviello made a non-interest-bearing loan to the Company in the amount of $3,000, which was fully repaid as follows:

10/5/2007-Payment of $1,500
11/1/2007-Payment of $1,500

SELLING STOCKHOLDERS

The securities being offered hereunder are being offered by the selling shareholders listed below or their respective transferees, pledgees, donees or successors. Each selling shareholder may from time to time offer and sell any or all of such selling shareholder’s shares that are registered under this prospectus. Because no selling shareholder is obligated to sell shares, and because the selling shareholders may also acquire publicly traded shares of our common stock, we cannot accurately estimate how many shares each selling shareholder will own after the offering.

All expenses incurred with respect to the registration of the common stock covered by this prospectus will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by any selling shareholder in connection with the sale of shares.

The following table sets forth, with respect to the selling shareholders (i) the number of shares of common stock beneficially owned as of August 1, 2008 and prior to the offering contemplated hereby, (ii) the maximum number of shares of common stock which may be sold by the selling shareholders under this prospectus, and (iii) the number of shares of common stock which will be owned after the offering by the selling shareholders. All shareholders listed below are eligible to sell their shares. The percentage ownerships set forth below are based on 22,382,879 shares outstanding as of the date of this prospectus.

The Company determined to register only 350,000 of the shares underlying certain Convertible Debentures. In this regard, the Company undertook to register a number of shares which was less than 33 1/3% of the number of shares determined to be in the “float”. In this regard, the Company currently has 22,382,879 shares issued and outstanding, of which 15,353,763 shares are held by the Company’s founders. The remaining shares in the “float” therefore number 7,029,116. 33 1/3% of this number of shares is 2,343,039 shares. The Company viewed that number of shares as the maximum number of shares it could register within the guidelines of Rule 415. The Company therefore determined to register 2,100,000 shares as this number was well within such guidelines. In this regard, the Company endeavored to register shares issued in connection with investments in the Company by various investors dating back to 2006 and obtained waivers from registration commitments it had with respect to shares of common stock underlying the Convertible Debentures held by Regent Private Capital LLC and Fountainhead Capital Partners Limited pursuant to Section 6.1 of the Convertible Debenture Purchase Agreements with them in return for certain demand and “piggy-back” registration rights covering any unregistered common stock issuable under such Convertible Debentures. Based on this analysis, the Company determined to register only the following shares underlying Convertible Debentures: Altcar Investments Ltd.—100,000 shares and Derek Johannson—250,000 shares.

				Number of
				Shares of
			Shares	Common Stock
		Number of Shares of	Beneficially	Underlying	Shares	Shares
	Total Number of	Common Stock	Owned	Convertible	Beneficially	Beneficially
	Shares of	Held and Offered	Before	Securities Held and	Owned After	Owned After
	Common Stock Held	Pursuant to this	Offering	Offered Pursuant to	the Offering	the Offering	Acquisition Price
Name of Stockholder	Prior to Offering	Prospectus	(Percentage)	this Prospectus	(Number)	(Percentage)	Per Share
Steven Thuilot	534,939	35,000	2.39%	—	499,939	2.23%	$0.09
Dr. Michael Wayne	100,301	35,000	0.45%	—	65,301	0.29%	$0.25
Ed and Joanne Minder	267,469	35,000	1.19%	—	232,469	1.04%	$0.09
Larry Coviello	281,859	35,000	1.26%	—	246,859	1.10%	$0.09
Robert Coviello	228,365	35,000	1.02%	—	193,365	0.86%	$0.09
Neal Clay	107,041	35,000	0.48%	—	72,041	0.32%	$0.09
Joan Pallateri	107,041	35,000	0.48%	—	72,041	0.32%	$0.09
Edwin Tironi	160,482	35,000	0.72%	—	125,482	0.56%	$0.09
Susan and Lambert Dahlin	160,482	35,000	0.72%	—	125,482	0.56%	$0.09
Prateek Parekh	40,120	35,000	0.18%	—	5,120	0.02%	$0.25
Goran Avdicevic	100,301	35,000	0.45%	—	65,301	0.29%	$0.25
Harpreet Anand	64,193	35,000	0.29%	—	29,193	0.13%	$0.25
Anirban Sen	60,181	35,000	0.27%	—	25,181	0.11%	$0.25
Joel R. Smart Living Trust	50,151	35,000	0.22%	—	15,151	0.07%	$0.25
Clarence A. Dahlin Living Trust	50,151	35,000	0.22%	—	15,151	0.07%	$0.25
Joel R. Smart Living Trust and Clarence A. Dahlin Living Trust	100,301	35,000	0.45%	—	65,301	0.29%	$0.25
Kenneth Olson	100,301	35,000	0.45%	—	65,301	0.29%	$0.25
Feldstein Management	12,197	2,500	0.05%	—	9,697	0.04%	$0.25
David Salomon	1,361,111	129,447	6.08%	—	1,231,664	5.50%	$0.11
George Kivotidis	363,158	263,158	1.62%	—	100,000	0.45%	$0.28
Sichenzia Ross Friedman Ference LLP	523,747	23,049	2.34%	—	500,698	2.24%		*
LFI Investments Ltd	78,947	78,947	0.35%	—	—	—%	$0.19
Jay Berkow	52,632	52,632	0.24%	—	—	—%	$0.19
Vivek Bhaman	26,316	26,316	0.12%	—	—	—%	$0.19
Robert Braumann	26,316	26,316	0.12%	—	—	—%	$0.19
John A. Brown Jr.	52,632	52,632	0.24%	—	—	—%	$0.19
Vincent P. Carroll	26,316	26,316	0.12%	—	—	—%	$0.19
Robert A. Frazier	26,316	26,316	0.12%	—	—	—%	$0.19
Martin Keating	26,316	26,316	0.12%	—	—	—%	$0.19
Vicor F. Keen	78,947	78,947	0.35%	—	—	—%	$0.19
Robert M. Richards	26,316	26,316	0.12%	—	—	—%	$0.19
Joseph Roberts	26,316	26,316	0.12%	—	—	—%	$0.19
Thomas Romano	26,316	26,316	0.12%	—	—	—%	$0.19
Edward F. Sager, Jr.	26,316	26,316	0.12%	—	—	—%	$0.19
Mark Staples	26,316	26,316	0.12%	—	—	—%	$0.19
Neil Strauss	52,632	52,632	0.24%	—	—	—%	$0.19
Terry Tyson	52,632	52,632	0.24%	—	—	—%	$0.19
Geoffrey C Walker	26,316	26,316	0.12%	—	—	—%	$0.19
James Ward	26,316	26,316	0.12%	—	—	—%	$0.19
Jay S. Weiss	52,632	52,632	0.24%	—	—	—%	$0.19
Altcar Investments Ltd**				100,000	—	—%	—
Derek Johannson**				250,000	—	—%	—

Total	5,510,737	1,750,000	24.62%	350,000	3,760,737	16.80%

* In connection with the provision of legal services to the Company in connection with its securities offering and the preparation of this registration statement, the Company agreed to pay Sichenzia Ross Friedman Ference LLP a fee comprising $60,000 cash and 523,747 shares of the Company’s common stock.

** The total value of the securities underlying Convertible Debentures being registered calculated at $0.19 per share are $19,000 for Altcar Investments Ltd and $47,500 for Derek Johannson.

Clarence Dahlin and Joel Smart are the beneficial owners of the Joel R. Smart Living Trust
Clarence Dahlin and Joel Smart are the beneficial owners of the Clarence A. Dahlin Living Trust
Lee Feldstein is the beneficial owner of the Feldstein Management
Gregory Sichenzia is the beneficial owner of Sichenzia Ross Friedman Ference, LLP
Michael Bailey is the beneficial owner of LFI Investments Limited
Moses Goldberg is the beneficial owners of Altcar Investments Ltd.

The abovementioned individuals have voting and investment power over the shares but each disclaims beneficial ownership over them.

We are not aware of any selling shareholder who maintains a short position in our common stock.

We have the following relationships and arrangements with certain selling shareholders:

1. Sichenzia Ross Friedman Ferrence LLP. We engaged Sichenzia Ross Friedman Ference LLP to provide legal services in connection with the transactions with Regent Private Capital and Fountainhead Capital Partners Limited and the filing of an S-1 registration statement with the SEC. Sichenzia received a total of 523,747 shares of our common stock as well as $60,000 cash for their services.

While the Company hopes to generate sufficient cash flow from the sale of its products in order to have the financial ability to make required payments on the overlying securities, there is clearly no guarantee that it will be in a position to do so. Nor does the Company have in place any commitments from any third parties to provide it with the funding required to make such payments in the event operating cash flow in not sufficient to do so. The Company’s ultimate goal is that it will be able to develop a liquid public market for its common stock such that the holders of the overlying securities will be incentivized to convert to common stock. The Company would also hope that such market would incentivize the holders of the Company’s options and warrant to exercise such warrants and options which will result in an additional source of cash to the Company. Obviously, there is no guarantee that this will occur. Absent any of these factors or generation of sufficient cash flow to fund such payments, the Company will not be in a position to make the required payments on the overlying securities.

The Company is not aware of any selling shareholder who maintains a short position in the Company’s common stock.

The following is a table showing total possible payments to all selling shareholders and any of their affiliates in the first year following the sale of the convertible notes:

Vycor Medical, Inc.
Convertible Notes Transaction
Payments to Selling Shareholders

Sichenzia Ross Friedman & Ference Feb 15, 2008	523,747 Shares @ $.19 per share	$99,512

Total		$99,512

The following is a table showing the potential profit which could be recognized by the holders of certain convertible debt instruments issued by the Company:

Vycor Medical, Inc.
Convertible Notes
Analysis of Potential Profit on Conversion

		Market Price		Total	Combined Market Price	Combined Conv. Price	Aggregate
Instrument	Date	Date of Sale	Conversion Price	Possible Conv. Shares	of Conversion Shares	of Conversion Shares	Discount to Market Price

Fountainhead Capital Partners—$172,000 Debenture	Dec. 15, 2006	$0.19	$0.10	1,086,300	$206,397	$105,914	$100,483

David Salomon—$150,000 Convertible Loan	Aug 28, 2007	$0.19	$0.14	1,211,111	$230,111	$169,556	$60,556

Fountainhead Capital Partners—$300,000 Debenture	Feb. 15, 2008	$0.19	$0.12	2,438,859	$463,383	$299,980	$163,404

Regent Capital Partners—$650,000 Debenture	Feb 15, 2008	$0.19	$0.12	5,416,667	$1,029,167	$650,000	$379,167

Altcar Investments Ltd—$100,000 Debenture	Feb 15, 2008	$0.19	$0.12	833,333	$158,333	$100,000	$58,333

Derek Johannson—$250,000 Debenture	Feb 15, 2008	$0.19	$0.12	2,083,333	$395,833	$250,000	$145,833

TOTAL					$2,483,224	$1,575,449	$907,776

The following is a table showing the potential profit which could be recognized by the holders of certain options and warrants issued by the Company:

Vycor Medical, Inc.
Warrants and Options
Analysis of Potential Profit on Exercise

		Market Price		Total	Combined Market	Combined Conv.	(Premium) Discount
Instrument	Date	Date of Sale	Exercise Price	Possible Shares	Price of Shares	Price of Shares	to Market Price

Fountainhead Warrants (including warrants transferred to Regent	12/4/2006	$0.14	$0.50	805,931	$112,830	$402,966	$(290,135)
GC Advisors—Warrants	1/9/2006	$0.14	$0.14	192,576	$26,961	$26,961	$0
GC Advisors—Warrants	1/9/2006	$0.14	$0.14	192,576	$26,961	$26,961	$0
Martin Magida—Options	9/1/2007	$0.24	$0.24	160,480	$38,515	$38,515	$0
George Kivotidis—Options	11/6/2007	$0.50	$0.50	4,000	$2,000	$2,000	$0
Robert Guinta—Options	9/1/2007	$0.24	$0.24	160,480	$38,515	$38,515	$0

Ezriel Kornel—Options	1/1/2006	$0.25	$0.25	240,720	$60,180	$60,180	$0

David Langer—Options	12/11/2006	$0.25	$0.25	320,960	$80,240	$80,240	$0

Fountainhead Capital Option Agreement
Purchase Option	12/14/2006	$0.25	$0.33	5,652,954	$1,413,239	$1,865,475	$(452,236)

Warrants	12/14/2006	$0.25	$0.34	3,017,409	$754,352	$1,025,919	$(271,567)

TOTAL					$2,553,793	$3,567,731	$(1,013,938)

The following is a table showing an analysis of gross vs. net proceeds on the issuance of certain convertible debentures by the Company:

Vycor Medical, Inc.
Convertible Notes Transaction
Analysis of Gross vs Net Proceeds

Gross Proceeds of Convertible Notes Transaction
Regent Private Capital	$1,000,000
Fountainhead Capital Partners Limited	$300,000

TOTAL	$1,300,000

Payment of Fees related to the Sale of Convertible Debentures	$(99,512)

Potential (Discounts) on Sale of Convertible Debentures, etc	$(907,776)

Potential Premium /(Discount) on Exercise of Options, Warrants, etc.	$1,013,938

Net Proceeds from Sale of Convertible Debentures	$1,306,650

Percentage of Fees/Premium/Discount to Gross Proceeds	0.51%

The following is an analysis of all prior securities transactions between the Company (or any of its predecessors) and the selling shareholders, any affiliates of the selling shareholders, or any person with whom any selling shareholder has a contractual relationship regarding the transaction (or any predecessors of those persons):

Vycor Medical, Inc.
Analysis of Prior Securities Transactions
			Shs. of Class	Shares Sold				Prior	Curr.
Holder:	Date of Transaction	Security	Prev. Held (5)	In Transaction	% Prev. Iss. Shs.	Total Consid.	Price/Sh	Mkt. Price (3)	Mkt. Price (4)

Robert Coviello	November 1, 2005	Common	0	110,733.00	n/a	$10,345	$0.09	$0.09	$0.19
Steven Thuilot	November 10, 2005	Common	110,733	267,467.00	241.54%	$25,000	$0.09	$0.09	$0.19
Ed and Joanne Minder	November 10, 2005	Common	378,200	107,040.00	28.30%	$10,000	$0.09	$0.09	$0.19
Larry Coviello	November 10, 2005	Common	485,240	110,788.00	22.83%	$10,345	$0.09	$0.09	$0.19
Dr. Michael Wayne	November 15, 2005	Common	596,028	100,301.00	16.83%	$25,000	$0.25	$0.25	$0.19
Ed and Joanne Minder	January 18, 2006	Common	696,329	53,389.00	7.67%	$5,000	$0.09	$0.09	$0.19
Larry Coviello	January 18, 2006	Common	749,718	37,392.00	4.99%	$3,500	$0.09	$0.09	$0.19
Robert Coviello	January 18, 2006	Common	787,110	37,392.00	4.75%	$3,500	$0.09	$0.09	$0.19
Steven Thuilot	February 3, 2006	Common	824,502	64,144.00	7.78%	$6,000	$0.09	$0.09	$0.19
Steven Thuilot	March 1, 2006	Common	888,646	107,041.00	12.05%	$10,000	$0.09	$0.09	$0.19
Neal Clay	March 14, 2006	Common	995,687	107,041.00	10.75%	$10,000	$0.09	$0.09	$0.19
Edwit Tironi	March 14, 2006	Common	1,102,728	160,482.00	14.55%	$15,000	$0.09	$0.09	$0.19
Ed and Joanne Minder	March 15, 2006	Common	1,263,210	107,040.00	8.47%	$10,000	$0.09	$0.09	$0.19
Larry Coviello	March 19, 2006	Common	1,370,250	53,439.00	3.90%	$5,000	$0.09	$0.09	$0.19
Larry Coviello	March 19, 2006	Common	1,423,689	80,240.00	5.64%	$7,500	$0.09	$0.09	$0.19
Robert Coviello	March 19, 2006	Common	1,503,929	80,240.00	5.34%	$7,500	$0.09	$0.09	$0.19
Susan and Lambert Dahlin	March 24, 2006	Common	1,584,169	160,482.00	10.13%	$15,000	$0.09	$0.09	$0.19
Joan Pallateri	March 27, 2006	Common	1,744,651	107,041.00	6.14%	$10,000	$0.09	$0.09	$0.19
Prateek Parekh	April 10, 2006	Common	1,851,692	40,120.00	2.17%	$10,000	$0.25	$0.25	$0.19
Goran Avdicevic	April 10, 2006	Common	1,891,812	100,301.00	5.30%	$25,000	$0.25	$0.25	$0.19
Harpreet Anand	April 10, 2006	Common	1,992,113	64,193.00	3.22%	$16,000	$0.25	$0.25	$0.19
Anirban Sen	April 10, 2006	Common	2,056,306	60,181.00	2.93%	$15,000	$0.25	$0.25	$0.19
Steven Thuilot	April 13, 2006	Common	2,116,487	96,288.00	4.55%	$9,000	$0.09	$0.09	$0.19

Joel R. Smart Living Trust	July 7, 2006	Common	2,212,775	50,151.00	2.27%	$12,500		$0.25	$0.25	$0.19
Clarence A. Dahlin Living Trust	July 7, 2006	Common	2,262,926	50,151.00	2.22%	$12,500		$0.25	$0.25	$0.19
GC Advisors	September 20, 2006	Common	2,313,077	48,145.00	2.08%	$12,000		$0.25	$0.25	$0.19
Joel R. Smart Living Trust and Clarence A. Dahlin Living Trust	October 26, 2006	Common	2,361,222	100,301.00	4.25%	$25,000		$0.25	$0.25	$0.19
GC Advisors	January 20, 2007	Common	2,461,523	32,096.00	1.30%	$8,000		$0.25	$0.25	$0.19
Kenneth Olson	April 18, 2007	Common	2,493,619	100,301.00	4.02%	$25,000		$0.25	$0.25	$0.19
Feldstein Management	August 14, 2007	Common	2,593,920	12,196.00	0.47%	$3,040		$0.25	$0.25	$0.19
Dr. David Langer	August 14, 2007	Common	2,606,116	24,072.00	0.92%	$6,000		$0.25	$0.25	$0.19
Vinas & Company, Christopher A. Vinas	August 14, 2007	Common	2,630,188	16,048.00	0.61%		(1)	n/a	n/a	$0.19
David Salomon	August 15, 2007	Common	2,646,236	150,000.00	5.67%	$150,000		$1.00	$1.00	$0.19
MAC Strategic Advisors	November 15, 2007	Common	2,796,236	40,000.00	1.43%		(1)	n/a	n/a	$0.19
George Kivotidis	November 15, 2007	Common	2,836,236	100,000.00	3.53%	$50,000		$0.50	$0.50	$0.19
Christopher A. Vinas	January 23, 2008	Common	2,936,236	263,158.00	8.96%	$50,000		$0.19	$0.19	$0.19
Concordia Financial Group	February 15, 2008	Common	3,199,394	523,747.00	16.37%		(1)	n/a	n/a	$0.19
Sichenzia Ross Friedman Ference et al	February 15, 2008	Common	3,723,141	523,747.00	14.07%		(1)	n/a	n/a	$0.19
RES Holdings	February 26, 2008	Common	4,246,888	23,683.00	0.56%	$4,500		$0.19	$0.19	$0.19
Michael Bailey	February 26, 2008	Common	4,270,571	78,947.00	1.85%	$15,000		$0.19	$0.19	$0.19
Jay Berkow	February 26, 2008	Common	4,349,518	52,632.00	1.21%	$10,000		$0.19	$0.19	$0.19
Vivek Bhaman	February 26, 2008	Common	4,402,150	26,316.00	0.60%	$5,000		$0.19	$0.19	$0.19
Robert Braumann	February 26, 2008	Common	4,428,466	26,316.00	0.59%	$5,000		$0.19	$0.19	$0.19
John A Bown Jr.	February 26, 2008	Common	4,454,782	52,632.00	1.18%	$10,000		$0.19	$0.19	$0.19
Vincent P Carroll	February 26, 2008	Common	4,507,414	26,316.00	0.58%	$5,000		$0.19	$0.19	$0.19
Robert A Frazier	February 26, 2008	Common	4,533,730	26,316.00	0.58%	$5,000		$0.19	$0.19	$0.19
Martin Keating	February 26, 2008	Common	4,560,046	26,316.00	0.58%	$5,000		$0.19	$0.19	$0.19
Vicor F Keen	February 26, 2008	Common	4,586,362	78,947.00	1.72%	$15,000		$0.19	$0.19	$0.19
Robert M Richards	February 26, 2008	Common	4,665,309	26,316.00	0.56%	$5,000		$0.19	$0.19	$0.19
Joseph Roberts	February 26, 2008	Common	4,691,625	26,316.00	0.56%	$5,000		$0.19	$0.19	$0.19

Thomas Romano	February 26, 2008	Common	4,717,941	26,316.00	0.56%	$5,000		$0.19	$0.19	$0.19
Edward F Sager, Jr.	February 26, 2008	Common	4,744,257	26,316.00	0.55%	$5,000		$0.19	$0.19	$0.19
Mark Staples	February 26, 2008	Common	4,770,573	26,316.00	0.55%	$5,000		$0.19	$0.19	$0.19
Neil Strauss	February 26, 2008	Common	4,796,889	52,632.00	1.10%	$10,000		$0.19	$0.19	$0.19
Terry Tyson	February 26, 2008	Common	4,849,521	52,632.00	1.09%	$10,000		$0.19	$0.19	$0.19
Geoffrey C Walker	February 26, 2008	Common	4,902,153	26,316.00	0.54%	$5,000		$0.19	$0.19	$0.19
James Ward	February 26, 2008	Common	4,928,469	26,316.00	0.53%	$5,000		$0.19	$0.19	$0.19
Jay S Weiss	February 26, 2008	Common	4,954,785	52,632.00	1.06%	$10,000		$0.19	$0.19	$0.19
David Salomon	February 14,2008	Common	5,007,417	1,211,111.00	24.19%		(2)	n/a	n/a	$0.19
George Kivotidis	March 10.2008	Common	6,218,528	263,158.00	4.23%	$50,000		$0.19	$0.19	$0.19
Concordia Financial Group	April 15, 2008	Common	6,481,686	523,747.00	8.08%		(1)	n/a	n/a	$0.19
RES Holdings	April 15, 2008	Common	7,005,433	23,683.00	0.34%	$4,500		$0.19	$0.19	$0.19

(1) Issued in consideration of services
(2)  Issued on conversion of Debenture and as additional consideration to induce conversion
(3)  No established market price at the time, therefore, sale is assumed to be at market
(4) No established market, therefore market price is assumed to be the price of the last share sale
(5) Excludes shares held by Kenneth Coviello, Heather Jensen and The Sawmill Trust

Background

On February 15, 2008, we entered into a transaction with Regent Private Capital, LLC, whereby Regent Private Capital, LLC agreed to invest $1,000,000 in the purchase of our Convertible Debentures — such investment to be made in two tranches of $500,000 each.

Pursuant to the Convertible Debenture Purchase Agreement with Regent Private Capital, LLC dated February 15, 2008, we agreed to file a registration statement on Form S-1 with the SEC, to register for sale all common stock which may be issuable upon conversion of the Regent Debentures.

On February 15, 2008, we entered into a transaction with Fountainhead Capital Partners Limited, whereby Fountainhead Capital Partners Limited agreed to invest $300,000 in the purchase of our Convertible Debentures — such investment to be made in two tranches of $150,000 each. On April 15, 2008, Fountainhead Capital Partners Limited assigned its interest in such investment to Fountainhead Capital Management Limited.

As of the date hereof, both tranches of investments by Regent Private Capital, LLC and Fountainhead Capital Partners Limited have been completed.

Pursuant to the Convertible Debenture Purchase Agreement with Fountainhead Capital Partners Limited dated February 15, 2008, we similarly agreed to file a registration statement on Form S-1 with the SEC, to register for sale all common stock which may be issuable upon conversion of the Fountainhead Debentures.

Subsequent to the dates of these transactions, both Fountainhead Capital Partners Limited and Regent Private Capital, LLC agreed to allow us to register less than all of the shares of common stock issuable under the Regent Debenture and the Fountainhead Debenture. Instead, we have agreed to provide Regent Private Capital, LLC and Fountainhead Capital Partners Limited with certain demand and “piggy-back” registration rights covering the remainder of the common stock issuable under such Debentures. We shall file the relevant registration rights agreements with Regent Private Capital, LLC and Fountainhead Capital Management Limited once they have been negotiated and entered into.

Additionally, we are seeking to register some of our issued and outstanding shares of common stock as well as some of the shares of common stock issuable under the Convertible Securities.

PLAN OF DISTRIBUTION

The selling stockholders may sell the common stock offered by this prospectus directly or through brokers or dealers who may act solely as agents or may acquire common stock as principals. Such sales may be made at prevailing market prices, at prices related to such prevailing market prices, or at variable prices negotiated between the sellers and purchasers. The selling stockholders may distribute the common stock in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales through the facilities of the Over-the-Counter Bulletin Board
(if a market maker successfully applies for inclusion of our common stock in such market) or other market;

•	privately negotiated transactions;

•	transactions involving cross or block trades or otherwise on the open market;

•	sales “at the market” to or through market makers or into an existing market for the common stock;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;

•	through transactions in puts, calls, options, swaps or other derivatives (whether exchange listed or otherwise); or

•	any combination of the above, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of common stock, or options or other transactions that require delivery by broker-dealers of the common stock.

The selling stockholders and/or the purchasers of common stock may compensate brokers, dealers, underwriters or agents with discounts, concessions or commissions (compensation may be in excess of customary commissions). The selling stockholders and any broker dealers acting in connection with the sale of the shares being registered may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, as amended, and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. We do not know of any arrangements between the selling stockholders and any broker, dealer, or agent relating to the sale or distribution of the shares being registered.

We and the selling stockholders and any other persons participating in a distribution of our common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, these parties and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions.

The selling stockholders may sell any securities that this prospectus covers under Rule 144 of the Securities Act rather than under this prospectus if they qualify.

We cannot assure you that the selling stockholders will sell any of their shares of common stock.

In order to comply with the securities laws of certain states, if applicable, the selling stockholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the selling stockholders may not sell or offer the common stock unless the holder registers the sale of the shares of common stock in the applicable state or the applicable state qualifies the common stock for sale in that state, or the applicable state exempts the common stock from the registration or qualification requirement.

We have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus (estimated to be $87,016). However each selling stockholder is responsible for paying any discounts, commissions and similar selling expenses they incur.

We have agreed to indemnify the Selling Stockholders whose shares we are registering from all liability and losses resulting from any misrepresentations we make in connection with the registration statement.

DESCRIPTION OF SECURITIES

The following is a summary of our capital stock and certain provisions of our Certificate of Incorporation and By-laws, as amended and by provisions of Delaware law.

General

We are authorized to issue 110,000,000 shares of stock, of which 100,000,000 shares, $.001 par value, are designated as common stock and 10,000,000 shares, $.001 par value, are designated as preferred stock.

The following is a summary of the material terms of the common stock and preferred stock as well as the outstanding warrants.

Common Stock

As of August 1, 2008 there were 22,382,879 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and are not entitled to cumulate their votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available therefore subject to the prior rights of holders of any outstanding shares of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription rights and no right to convert their common stock into any other securities.

Preferred Stock

Our Certificate of Incorporation authorizes 10,000,000 shares of preferred stock, $.001 par value per share. The board of directors is authorized to provide for the issuance of these unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof. As of August 1, 2008, we have no issued and outstanding shares of preferred stock.

Debentures

On December 14, 2006, we issued to Fountainhead Capital Partners Limited a Bridge Loan Debenture for the original principal amount of $172,500, which may be converted, at the option of Fountainhead Capital Partners Limited to 1,876,300 shares of our common stock. The Bridge Loan Debenture has a maturity date of February 15, 2009. On April 15, 2008, Fountainhead Capital Partners Limited assigned its interest in the Fountainhead Bridge Loan Debenture to Fountainhead Capital Management Limited.

On February 14, 2008, we entered into a transaction with Regent Private Capital, LLC, whereby Regent Private Capital, LLC agreed to invest $1,000,000 in the purchase of our Convertible Debentures — such investment to be made in two tranches of $500,000 each.

In connection with the investment by Regent Private Capital, LLC, Fountainhead Capital Partners Limited agreed to make additional investments totaling $300,000 in two tranches of $150,000 each concurrent with the Regent investments. On April 15, 2008, Fountainhead Capital Partners Limited assigned its interest in the Fountainhead Bridge Loan Debenture to Fountainhead Capital Management Limited.

These investments are evidenced by Convertible Debentures with a term of one year and are convertible into shares of our common stock at a price of approximately $.123 per share. If fully converted, the Convertible Debentures would result in the issuance of 8,129,529 shares to Regent Private Capital, LLC and 2,438,853 shares to Fountainhead Capital Partners Limited.

Subsequently, Fountainhead Capital Partners Limited assigned its entire interest to Fountainhead Capital Management Limited and on April 22, 2008 Regent Private Capital assigned $250,000 of the principal amount of the Convertible Debentures representing the first tranche to Derek Johannson and $100,000 of the principal amount of the Convertible Debentures to Altcar Investments Ltd.

As of the date hereof, both tranches of investments by Regent Private Capital, LLC and Fountainhead Capital Partners Limited have been completed.

Warrants

We issued a warrant to Fountainhead Capital Partners Limited to purchase 50.22 Membership Units of the Company (now 805,931 shares of our shares of common stock) dated December 15, 2006 at $.50 per share.

On December 14, 2006, we entered into an Option Agreement with Fountainhead Capital Partners Limited which granted to Fountainhead Capital Partners Limited an option to invest up to $1,850,000 within three years from December 14, 2006 in exchange for up to 5,652,954 shares of our common stock and warrants to convert to 3,017,409 shares of our common stock.

In consideration of Regent Private Capital, LLC agreeing to invest $1,000,000 in the purchase of our Convertible Debentures, Fountainhead Capital Partners Limited executed an Assignment of Rights under Warrant and Under Option Agreement to assign to Regent Private Capital, LLC 50% interest in Fountainhead Capital Partners Limited’s rights, title and interest in the abovementioned Option Agreement, the warrant to purchase shares at $.50 per share and the warrant under the Option Agreement. By reason of this assignment, Fountainhead Capital Partners Limited assigned to Regent Private Capital, LLC the rights under the warrant to acquire 50% of the underlying securities issuable on exercise of the warrant and 50% of the rights to make future investment in the Company. On April 15, 2008, Fountainhead Capital Partners Limited assigned Warrants to purchase 60,445 shares of the Company’s common stock to La Pergola Investments Limited.

In consideration for providing consulting services to us, we granted to GC Advisors LLC two warrants to purchase an aggregate of 192,576 shares of our common stock each for a purchase price of $.135 per share. One warrant expires on January 9, 2009 and the other on January 9, 2010.

In consideration for being our strategic business advisor, we issued to Martin Magida a warrant to purchase up to 160,480 shares of our common stock at $.24 per share. The warrant is valid from September 1, 2007 for a period of five years.

In consideration for purchasing our shares, we issued to George Kivotidis a warrant to purchase up to 4,000 shares of our common stock at $.50 per share. The warrant is valid from November 6, 2007 for a period of three years.

In consideration for providing advisory services, we issued to Robert Guinta is a holder of a warrant to purchase up to 160,480 shares of the Company’s common stock at $.24 per share. The warrant is valid from September 1, 2007 for a period of five years.

Options

On December 14, 2006, we entered into an Option Agreement with Fountainhead Capital Partners Limited which granted to Fountainhead Capital Partners Limited an option to invest up to $1,850,000 within three years from December 14, 2006 in exchange for up to 5,652,954 shares of our common stock and warrants to convert to 3,017,409 shares of our common stock.

In consideration of Regent Private Capital, LLC agreeing to invest $1,000,000 in the purchase of our Convertible Debentures, Fountainhead Capital Partners Limited executed an Assignment of Rights under Warrant and Under Option Agreement to assign to Regent Private Capital, LLC 50% interest in Fountainhead Capital Partners Limited’s rights, title and interest in the abovementioned Option Agreement, the warrant to purchase shares at $.50 per share and the warrant under the Option Agreement. By reason of this assignment, Fountainhead Capital Partners Limited assigned to Regent Private Capital, LLC the rights under the warrant acquire 50% of the underlying securities issuable on exercise of the warrant and 50% of the rights to make future investment in the Company.

Each of Kenneth Coviello and Heather Jensen entered into a stock option agreement with the Company dated February 15, 2008. Pursuant to the said stock option agreements, each of Kenneth Coviello and Heather Jensen was granted an option to purchase 500,000 shares of common stock of the Company at an exercise price of $.135 per share. The option shall vest 33 1/3% on each of the first, second and third anniversary of the grant and shall expire February 12, 2018.

Dr. Ezriel E. Kornel entered into a consulting agreement with us on January 10, 2006. Pursuant to the consulting agreement, in consideration for acting as our consultant, Dr. Kornel received options to acquire 240,720 shares of our common stock at a price of $.25 per share. The term of the agreement is for three years.

 Dr. David Langer entered into an amended and restated consulting agreement with the Company on December 11, 2006. Pursuant to the agreement, Dr. Langer agreed to provide us certain consulting services, which include the role of our Chief Medical Advisor, assistance in the analysis, preparation, submission, publication and presentation of scientific data in relation to our research efforts and sales and marketing efforts. In consideration of such consulting services, Dr. Langer received options to acquire 320,960 shares of the Company’s common stock at a price of $.25 per share. The agreement will terminate April 15, 2009.

Dr. Donald O’Rourke entered into a consulting agreement with us on January 18, 2008. Pursuant to the consulting agreement, Dr. O’Rourke shall provide consulting or advisory services on an as needed basis, to guide us in making important strategic decisions and to evaluate our strategic plans and decisions, research and/or development activities and results, competitive positions and/or other scientific and/or technical issues. In consideration for providing such services, Dr. O’Rourke was granted an option to purchase 50,000 shares of the Company’s common stock at $.50 per share.

Anti-Takeover Provisions

As discussed above, our board of directors can issue up to 10,000,000 shares of preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control. The issuance of such preferred stock could be used to discourage a transaction involving an actual or potential change in control of us or our management, including a transaction in which our stockholders might otherwise receive a premium for their shares over then current prices.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the person became an interested stockholder, unless: (i) prior to the date a person becomes an interested stockholder, the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers of the corporation and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation, other than the interested stockholder, authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 % of the outstanding stock of the corporation not owned by the interested stockholder.

Section 203 of the DGCL defines a “business combination” to include any of the following: (i) any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the corporation's assets involving the interested stockholder; (iii) in general, any transaction that results in the issuance or transfer by the corporation of any of its stock of any class or series to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of its stock of any class or series owned by the interested stockholder; or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as: (i) any person who owns 15% or more of a corporation's outstanding voting stock; (ii) any person associated or affiliated with the corporation, who owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's outstanding voting stock; or (iii) the affiliates and associates of any such person.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might result in a premium over the market price of our common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

LEGAL MATTERS

Our legal counsel, Sichenzia Ross Friedman and Ference, LLP, located at 61 Broadway, New York, NY 10006, is passing on the validity of the issuance of the common stock offered under this prospectus.

EXPERTS

Our financial statements as of and for the years ended December 31, 2007 and 2006, included in this prospectus, have been audited by Paritz & Company, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

A) Financial Statements for periods ended December 31 2007 and 2006:

VYCOR MEDICAL, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
WITH
INDEPENDENT AUDITORS’ REPORT

Years Ended December 31, 2007 and 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Vycor Medical, Inc.
(A Development Stage Company)
Bohemia, New York

We have audited the accompanying balance sheets of Vycor Medical, Inc. (a development stage company) as of December 31, 2007 and 2006 and the related statements of operations, (stockholders’) members’ deficiency and cash flows for the years ended December 31, 2007 and 2006 and the period from inception (June 5, 2005) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The 2007 and 2006 financial statements do not include any adjustments that might result from the outcome of this uncertainty

As described in Note 7, “Restatement of Financial Statements”, the Company has restated previously issued financial statements as of December 31, 2007 and 2006 and for the years then ended.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vycor Medical, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended and the period from inception (June 5, 2005) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

Paritz & Co., P.A.

/s/ Paritz & Co., P.A.

Hackensack, New Jersey
February 7, 2008 except for the restatement discussed in Note 7 to the financial statements as to which the date is July 31, 2008

VYCOR MEDICAL, INC.
(A Development Stage Company)

BALANCE SHEETS
RESTATED

	DECEMBER 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$15,739	$112,992
Accounts receivable	2,565	-
Total current assets	18,304	112,992

Other assets:
Patents, net of accumulated amortization of $9,324 and $4,037	22,559	21,535
Website, net of accumulated amortization of $2,835 and $1,153	6,214	7,087
Total other assets	28,773	28,622

Total assets	$47,077	$141,614

LIABILITIES AND STOCKHOLDERS’ (MEMBERS’) DEFICIENCY
Current liabilities:
Note payable- member	$-	$10,500
Accounts payable	285,216	280,900
Accrued interest	15,778	-
Accrued liabilities	264	4,317
Total current liabilities	301,258	295,717

Long-term debt, net	360,147	82,887

Stockholders’ (members) deficiency:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, None issued and outstanding	-	Note5
Common stock, $0.001 par value, 100,000,000 shares authorized,18,289,999 shares issued and outstanding at December 31, 2007	18,290	Note5
Additional paid-in capital	597,585	Note5
Unearned compensation	(9,522)	(20,125)
Accumulated deficit	(1,220,681)	Note 5

Total Stockholders’ (members’ deficiency)	(614,328)	(236,990)

Total liabilities and stockholders’ (members’) deficiency	$47,077	$141,614

See accompanying auditors’ report and notes to financial statements.

VYCOR MEDICAL, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
RESTATED

	Year Ended December 31, 2007	Year Ended December 31, 2006	From Inception (June 5, 2005) to December 31, 2007

REVENUE	$2,565	$-	$2,565

Operating expenses:
Research and development	5,885	158,823	267,830
General and administrative	500,613	327,941	913,385

Total operating expenses	506,498	486,764	1,181,215

Operating loss	$(503,933)	$(486,764)	$(1,178,650)

Other expenses:
Interest expense, net	14,878	$-	14,878
Compensatory element of stock	20,839	6,314	27,153

Total other expenses	35,717	6,314	42,031

Net Loss	(539,650)	(493,078)	(1,220,681)

Basic and diluted loss per share	$(0.03)	Note 5	Note5

Weighted average number of shares outstanding- basic and diluted	$18,197,352	Note 5	Note 5

See accompanying auditors’ report and notes to financial statements.

VYCOR MEDICAL, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ DEFICIENCY
RESTATED

				Additional
	Members’	Common Stock		Paid in	Unearned	Accumulated
	Capital	Shares	Amount	Capital	Compensation	Deficit	Total
Balance January 1, 2006	$101,690					$(187,953)	$(86,263)

Options & warrants issued for services					(26,439)		(26,439)

Net loss, period ended Dec. 31, 2006						(493,078)	(493,078)

Amortization of unearned equity compensation					6,314		6,314

Members' contributions	245,000						245,000

Value of rights, options and warrants				117,476			117,476

Balance December 31, 2006	346,690			117,476	(20,125)	(681,031)	(236,990)

Members' contributions	46,040						46,040

Conversion of members' interests to common stock	(392,730)	17,999,999	18,000	374,730			-

Options & warrants issued for services					(10,236)		(10,236)

Sale of common stock		250,000	250	49,750			50,000

Stock issued for services		40,000	40	9,560			9,600

Amortization of unearned equity compensation					20,839		20,839

Value of rights, options and warrants				46,069			46,069

Net loss, Dec. 31, 2007						(539,650)	(539,650)

Balance December 31, 2007		18,289,999	$18,290	$597,585	$(9,522)	$(1,220,681)	$(614,328)

See accompanying auditors’ report and notes to financial statements.

VYCOR MEDICAL, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
RESTATED

	Year Ended December 31, 2007	Year Ended December 31, 2006		From Inception (June 5, 2005) to December 31, 2007

Operating activities:
Net loss	$(539,650)	$	(493,078)	$(1,220,681)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,007		4,094	12,197
Compensatory Element of stock	20,839		6,314	27,153
Non-cash compensation	55,653		1,424	57,077
Changes in operating assets and liabilities:
Accounts receivable	(2,565)		-	(2,565)
Accounts payable	4,318		187,966	285,218
Accrued liabilities	11,725		627	16,042
Net cash used in operating activities	(442,673)		(292,653)	(825,559)

Investing activities:
Acquisition of patents	(6,311)		(14,233)	(31,883)
Acquisition of website	(809)		(8,240)	(9,049)
Net cash used in investing activities	(7,120)		(22,473)	(40,932)

Financing activities:
Repayment of stockholder (member) loan	(10,500)			(10,500)
Proceeds from stockholders’ (members’)capital contributions	96,040		245,000	442,730
Proceeds from issuance of long term debt	267,000		173,000	450,000
Net cash provided by financing activities	352,540		418,000	882,230

Net increase (decrease) in cash and cash equivalents	(97,253)		102,874	15,739

Cash and cash equivalents-beginning of period	112,992		10,118	-

Cash and cash equivalents-end of period	$15,739		$112,992	$15,739

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$-		$-	$-

See accompanying auditors’ report and notes to financial statements.

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

1.	SIGNIFICANT ACCOUNTING POLICIES

Business description

Vycor Medical, LLC, (the “Company”) was formed in June 2005 under the laws of the State of New York. The Company converted its entity form on August 15, 2007 from a New York Limited Liability Company to a Delaware Corporation. The assets, liabilities and operations of the Company did not change pursuant to this reorganization, and the accompanying financial statements are presented as if the change occurred on the first day of the year. The Company’s business plan is to develop and market a commercially feasible surgical access system for sale to hospitals and medical professionals.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Currently, the Company’s only estimate is that of depreciation expense.

Simultaneous with its incorporation, the Company’s shareholders donated substantial intellectual property that will be utilized in the design of the Company’s principal product.

Going Concern

The Company’s financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and assumes the Company will continue as a going concern. The Company has incurred losses since its inception, including a net loss of $539,650 for the year ended December 31, 2007, and the Company expects to incur substantial additional losses, including additional development costs, costs related to clinical trials and manufacturing expenses. The Company has incurred negative cash flows from operations since inception. As of December 31, 2007, the Company had a stockholders’ deficiency of $614,328 and cash and cash equivalents balance of $15,739. In these circumstances the Company believes it may not have enough cash to meet its various cash needs for the year ended 2008 unless the Company is able to obtain additional cash from the issuance of debt or equity securities.  There is no assurance that additional funds from the issuance of equity will be available for the Company to finance its operations on acceptable terms. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

1.	SIGNIFICANT ACCOUNTING POLICIES (CON’T)

Research and Development

The Company expenses all research and development costs as incurred. For the years ended December 31, 2007 and 2006, the amounts charged to research and development expenses were $5,885 and $158,823, respectively.

Cash and cash equivalents

The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair market value because of the short maturity.

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the Federally insured limits. The Company has not experienced any losses in such accounts.

Fair Values of Financial Instruments

At December 31, 2007 and 2006, fair values of cash and cash equivalents, accounts payable, and convertible promissory notes approximate their carrying amount due to the short period of time to maturity.

Property and equipment

The Company records property and equipment at cost and calculates depreciation using the straight-line method over the estimated useful life of the assets, which is estimated to be between three and seven years.

Income taxes

The Company accounts for income taxes in accordance with SFAS 109, Accounting For Income Taxes. This statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

1.	SIGNIFICANT ACCOUNTING POLICIES (CON’T)

Patents

The Company capitalizes legal and related costs associated with the establishment of patents for its products. Costs associated with the development of the patented item or process are charged to research and development costs as incurred. The costs associated with the establishment of the patents are amortized over the life of the patent.

The Company reviews existing patents as well as those in the approval process for impairment on an annual basis using an present value, cash flow method pursuant to Statement of Financial Accounting Standards 142, Goodwill and Other Intangible Assets. Since the Company’s patents are either very new or still in the process of approval, the Company does not believe that any impairment of these amounts exists.

Revenue Recognition

To date, the Company has had virtually no revenue. Upon the planned development and sale of their products, the Company will record revenue at the time, pursuant to Staff Accounting Bulletin Topic 13(a) that a completed contract for the sale exists, title transfers to the buyer and the product is invoiced and shipped to the customer. The Company intends to sell a surgical access system, already approved by the U.S. Food and Drug Administration, to hospitals and other medical professionals. The Company does not expect the need to provide for product returns or warrantee costs but will review such potential costs after the commencement of sales.

Educational and marketing expenses

The Company may incur costs for the education of customers on the uses and benefits of its products. The Company will expense such costs as a component of selling, general and administrative costs as such costs are incurred.

Website Costs

The Company capitalizes the costs associated with the acquisition of hardware and development tools as well as the creation of database tools in connection with the Company’s website pursuant to Statement of Position 98-1 and Emerging Issues Task Force 00-20. Other costs including the development of functionality and identification of software tools are expensed as incurred.

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

2.	NOTE PAYABLE- STOCKHOLDER (MEMBER)

The note payable stockholder (member) is non-interest bearing and due on demand.

3.	LONG-TERM DEBT

As of December 31, 2007 and December 31, 2006, long-term debt consists of:

	2007	2006
On January 9, 2006 the Company entered into a note payable to GC Advisors, with interest at 12%, due earlier of January 9, 2009, or five business days following the receipt of at least $500,000 in cash from any form of equity or debt financing.	$17,000	$0

On April 2007 the Company entered into a $50,000 note payable to Optimus Service LLC. On June 2007 the note holder advanced an additional $50,000. The original loan was due six (6) months from the date of issuance. The Company has agreed to monthly payments of $20,500 beginning in March February 2008 with interest at the Prime interest rate as reported in the Wall Street Journal	100,000	0

On August 28, 2007 the Company entered into a convertible promissory note, payable to David Salomon in the amount of $150,000 due August 28, 2008. The note holder has the right to convert all of the principal amount of this note, prior to the due date, into fully paid and non-assessable Common shares of the Company. This option was exercised on February 15, 2008. Net of unamortized loan discount of $23,889.	126,111	0

On December 14, 2006 the Company entered into a Convertible debenture, in the amount of $172,500 payable to Fountainhead Capital Partners Limited, with interest at the applicable Federal Rate as defined in sec. 1274 (d) of the Internal Revenue Code, due June 21, 2007. The due date of this debenture has been extended to February 15, 2009. Net of unamortized loan Discount of $55,464 and $89,613 for 2007 and 2006, respectively.
	117,036	82,887

	$360,147	$82,887

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

4.	OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

During the year ended December 31, 2006, the Company (a) issued a convertible debenture to Fountainhead Capital Partners, Limited which would result in the issuance of an additional 1,876,300 shares of the Company’s common stock if fully converted; (b) entered into an Option Agreement with Fountainhead Capital Partners Limited which (including certain warrants issuable in connection with shares of the Company’s common stock) would result in the issuance of an additional 8,670,363 shares of the Company’s common stock if fully exercised; (c) issued certain warrants to investors and advisors which would result in the issuance of an additional 1,191,083 shares of the Company’s common stock if fully exercised and (d) issued certain stock options to advisors which would result in the issuance of an additional 561,680 shares of the the Company’s common stock if fully exercised. The foregoing options, warrants and convertible securities, if fully exercised or converted, would result in the aggregate, to the issuance of an additional 12,299,426 shares of the Company’s common stock. Utilizing a Black Scholes valuation model, the Company estimates the fair value of such options, warrants and rights to be $ 117,476 and has recorded $5,000 as an expense in the year ended December 31, 2006. The unamortized loan discount at December 31, 2006 is $112,476.

During the year ended December 31, 2007, the Company (a) issued a convertible debenture to David Salomon, which would result in the issuance of an additional 1,111,111 shares of the Company’s common stock if fully converted and an additional 150,000 shares and (b) issued certain stock options to an investor and two advisors which would result in the issuance of an additional 324,960 shares of the Company’s common stock if fully exercised. The foregoing options and convertible securities, if fully exercised or converted, would result, in the aggregate, to the issuance of an additional 1,586,071 shares of the Company’s common stock. Utilizing a Black Scholes valuation model, the Company estimates the fair value of the 2006 and 2007 options and rights to be $ $163,545 and has recorded $52,590 as an expense in the year ended December 31, 2007. The unamortized loan discount at December 31, 2007 is $105,955.

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

5.	NET LOSS PER SHARE

SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share (“EPS”) for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share.

As of December 31, 2007 the Company has outstanding rights, warrants and options that would, if exercised, result in the issuance of 13,885,497 additional common shares. The fair value of these rights, warrants and options in accordance with the Black-Scholes valuation model is approximately $ 163,545. The effect of these options and warrants on earnings per share would be anti-dilutive so basic and diluted earnings are stated at the same amount.

In December 2004, the Financial Accounting Standards Board (the FASB) issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (SFAS 123(R)) which replaces SFAS 123 and supersedes APB Opinion No. 25. Under the provisions of SFAS 123(R), companies are required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. The statement is effective as of the beginning of the first annual reporting period that begins after June 15, 2005 and accordingly has been adopted by the Company in 2006. SFAS 123 (R) requires that compensation expense be recognized for the unvested portions of existing options granted prior to its effective date and the cost of options granted to employees after the effective date based on the fair value of the stock options at grant date.

The details of the outstanding rights, options and warrants and value of such rights, options and warrants are as follows:

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

5.	NET LOSS PER SHARE (CON’T)

Vycor Medical Inc.
Black-Scholes Valuations for Options and Warrants
2006-2007

						Black-Scholes
	Date of		Conv/Exer		Value at	Value	Black-Scholes
Holder's Name	Issuance	Shares	Price	Expiration	Grant	Per Share	Value
2006:

Convertible Debentures:

Fountainhead Capital Partners Ltd.	12/14/2006	1,876,300	$0.10	12/31/2008	$0.10	$0.0122	$22,891

Warrants and Options:

Fountainhead Capital Partners Ltd.	12/14/2006	805,931	$0.50	12/14/2011	$0.14	$0.0001	81

GC Advisors	1/9/2006	192,576	$0.14	1/9/2009	$0.14	$0.0140	2,696

	1/9/2006	192,576	$0.14	1/9/2010	$0.14	$0.0175	3,370

Dr. Kornel	1/10/2006	240,720	$0.25	1/10/2011	$0.25	$0.0361	8,690

Dr. Langer	12/11/2006	320,960	$0.25	12/11/2011	$0.25	$0.0364	11,683

Option Agreement:

Fountainhead Capital Partners Ltd.-option	12/14/2006	5,652,954	$0.33	12/14/2009	$0.25	$0.0114	64,444
Fountainhead Capital Partners Ltd.-warrant	12/14/2006	3,017,409	$0.44	12/14/2009	$0.25	$0.0012	3,621

2006 Total		12,299,426					$117,476

2007:

Convertible Debentures:

David Salomon	8/28/2007	1,111,111	$0.14	8/28/2008	$0.14	$0.0066	7,333

David Salomon	8/28/2007	150,000	$0.19	8/28/2008	$0.19	$0.19	28,500

Warrants and Options:

Martin Magida	9/1/2007	160,480	$0.24	9/1/2012	$0.24	$0.0313	5,023

George Kivotidis	11/6/2007	4,000	$0.50	11/6/2010	$0.50	$0.0476	190

Robert Guinta	9/1/2007	160,480	$0.24	9/1/2012	$0.24	$0.0313	5,023

2007 Total		1,586,071					$46,070

2006-2007 Total		13,885,497					$163,545

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

5.	NET LOSS PER SHARE (CON’T)

As referred to in Note 1, the Company changed its entity form from a limited liability company to a corporation on August 15, 2007. Since a limited liability company does not have shares outstanding, no loss per share calculation can be made for the year ended December 31, 2006 or for the cumulative period from inception to December 31, 2007

6	COMMITMENTS AND CONTINGENCIES

The Company leases its office space on a month to month basis. Rental expense for the years ended December 31, 2007 and 2006 were $13,847 and $2,872, respectively.

7.	RESTATEMENT OF FINANCIAL DATA AS OF DECEMBER 31, 2007

The financial data as of December 31, 2007 and 2006 and for the years then ended as presented in the accompanying financial statements have been restated and corrected for errors relating to the following: (a) capitalization of certain costs ($1,084) associated with the organizing of the Corporation; (b) recording certain additional compensation expense ($9,600) and (c) recording certain expenses associated with the value of certain debenture conversion rights ($7,333). These amounts have been included in selling, general and administrative expenses in the accompanying financial statements.

The following table presents the impact of the additional stock-based compensation expense-related adjustments on our previously reported balance sheet as of December 31, 2007:

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

7.	RESTATEMENT OF FINANCIAL DATA AS OF DECEMBER 31, 2007 (CON’T).

RECONCILIATION OF BALANCE SHEET

	As Reported	Adjustments	As Restated

Assets:
Current assets:
Cash	$15,739	0	$15,739
Accounts receivable	2,565	0	2,565
Total current assets	18,304	0	18,304
Other assets	29,857	(1,084)	28,773
Total assets	$48,161	$(1,084)	$47,077

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$301,258	0	301,258
Total current liabilities	301,258	0	301,258
Long term debt	439,500	(79,353)	360,147
Stockholders' deficiency:	(692,597)	78,269	(614,328)
Total liabilities and stockholders' equity	$48,161	$(1,084)	$47,077

The following table presents the impact of the recording of the fair value of certain warrants and write-off of selling general and administrative expenses related adjustments on our previously reported statement of operations for the year ended December 31, 2006:

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

7.	RESTATEMENT OF FINANCIAL DATA AS OF DECEMBER 31, 2007 (CON’T)

	2006 As Reported	2006 Adjustments	2006 As Restated

Sales	$0	$0		$0

Costs and expenses
Research and development	158,823	0		158,823
Selling General and administrative	326,517	1,424		327,941

Total cost and expenses	485,340	1,424		486,764

Operating Loss	$(485,340)	$(117.476)	$	(602,816)

Other expense:
Interest expense, net	0	0		0
Compensatory element of stock	0	6,314		6,314

Total other expenses	0	6,314		6,314

Net Loss	$(485,340)	$(7,738)		$(493,078)

Basic Loss per share	Note 5			Note 5

Weighted average number of outstanding shares	Note 5			Note 5

The following table presents the impact of the recording of the fair value of certain warrants and write-off of selling general and administrative expenses related adjustments on our previously reported statement of operations for the year ended December 31, 2007:

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

7.	RESTATEMENT OF FINANCIAL DATA AS OF DECEMBER 31, 2007 (CON’T)

	As Reported	Adjustments	As Restated

Sales	$2,565	$0		$2,565

Costs and expenses
Research and development	5,885	0		5,885
Selling General and administrative	454,071	18,017		472,088

Operating expenses	(459,956)	46,542		(506,498)

Operating Loss	$(457,391)	$18,017	$	(503,933)

Other expenses:
Interest expense, net	14,879	0		14,879
Compensatory elements of stock	0	20,839		35,718

Total other expense	14,879	20,839		35,718

Net Loss	(472,270)	67,380		(539,650)

Basic Loss per share	$(0.03)	$0.00		$(0.03)

Weighted average number of outstanding shares	18,197,352	—		18,197,352

B) Financial Statements for periods ended June 30, 2008 and 2007 (unaudited):

VYCOR MEDICAL, INC.
(A Development Stage Company)

BALANCE SHEETS

	June 30, 2008 (unaudited)	Dec. 31, 2007 (audited)
ASSETS

Current assets:
Cash and cash equivalents	$654,818	$15,739
Accounts receivable	—	2,565
Deposits	107,478	—
Total current assets	762,296	18,304
Fixed assets, net	8,399	—
Other assets:
Patents, net of accumulated amortization of $13,684 and $9,324 at June 30, 2008 and December 31, 2007, respectively	39,569	22,559
Website, net of accumulated amortization of $3,843 and $1,153 at June 30, 2008 and December 31, 2007, respectively	11,714	6,214
Other assets	2,242	—

Total other assets	53,525	28,773

Total assets	$824,220	$47,077

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities:
Accounts payable	$117,398	$285,216
Accrued expenses and other current liabilities	100,120	16,042
Obligations under capital leases, current portion	7,896	—
Debt, current portion	1,543	—

Total current liabilities	226,957	301,258

Long-term liabilities
Debt, non-current portion, net of unamortized loan discount	900,812	360,147

Stockholders’ (members) deficiency:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, None issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 22,382,879 and 18,289,999 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	22,382	18,290
Additional paid-in capital	2,121,867	597,585
Unearned compensation	(66,002)	(9,522)
Accumulated deficit	(2,381,796)	(1,220,681)

Total Stockholders’ (members’ deficiency)	(303,549)	(614,328)

Total liabilities and stockholders’ deficiency	$823,701	$47,077

See accompanying notes to financial statements

VYCOR MEDICAL, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007

	2008	2007	From Inception (June 5, 2005) to June 30, 2008
	(unaudited)	(unaudited)
REVENUE	$—	$—	2,565

Operating expenses:

Research and development	15,561	4,123	283,391
General and administrative	1,081,937	60,607	1,983,476
Depreciation and amortization	5,574	-	17,771

Total operating expenses	1,103,072	64,730	2,284,638

Operating loss	(1,103,072)	(64,730)	(2,282,073)

Other income and (expenses):
Interest expense, net	(38,654)	-	(52,873)
Interest income	4,231	321	3,571
Compensatory element of stock	(23,620)	(2,908)	(50,421)

Total other income (expenses)	(58,043)	(2,587)	(99,723)

Net Loss	(1,161,115)	(67,317)	(2,381,796)

Basic and diluted loss per share	(.06)	Note 6

Weighted average number of shares outstanding – basic and diluted	21,082,020	Note 6

See accompanying notes to financial statements

VYCOR MEDICAL, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2008 AND 2007

	2008	2007
	(unaudited)	(unaudited)
REVENUE	$—	$—

Operating expenses:

Research and development	9,228
General and administrative	508,776	27,674
Depreciation and amortization	3,131	-

Total operating expenses	521,135	27,674

Operating loss	(521,135)	(27,674)

Other income and (expenses):
Interest expense, net	(30,960)	-
Interest income	2,527	33
Compensatory element of stock	(14,804)	(1,454)

Total other expenses	(43,237)	(1,421)

Net Loss	(564,372)	(29,095)

Basic and diluted loss per share	(.03)	Note 6

Weighted average number of shares outstanding – basic and diluted	22,176,072	Note 6

See accompanying notes to financial statements

VYCOR MEDICAL, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 and 2007

	June 30,
Operating activities:	2008 (unaudited)	2007 (unaudited)	From Inception (June 5, 2005) to June 30, 2008

Net loss	$(1,161,115)	$(67,317)	$(2,381,796)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities

Non-cash Compensation expense	565,939	-	623,408
Depreciation expense	5,574	-	17,733
Compensatory elements of stock	23,620	2,908	50,421

Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(82,818)	-	(82,818)
Accounts payable, trade	(167,818)	(18,381)	133,176
Accrued expenses and other current liabilities	91,976	-	92,240
Other assets	(26,902)	(127,974)	(26,902)
Accounts receivable	2,565	-	-

Net cash used in operating activities	(748,979)	(213,672)	(1,574,538)

Investing activities:
Acquisition of patents	(21,371)	(55)	(53,254)
Acquisition of Website	(6,500)	-	(15,549)
Capital expenditures	(8,614)	-	(8,614)

Net cash used in investing activities	(36,485)	(55)	(77,417)

Financial activities
Repayment of long-term debt	(115,457)	-	(125,957)
Repayment of stock holder loan	-	(7,500)	-
Proceeds from stockholders’ (members’) capital contributions	240,000	50,000	682,730
Proceeds from issuance of long-term debt	1,300,000	100,000	1,750,000

Net cash provided by financing activities	1,424,543	142,500	2,306,773

Net increase in cash and cash equivalents	639,079	(71,227)	654,818

Cash and cash equivalents-beginning of period	15,739	112,992	-0-

Cash and cash equivalents-end of period	$654,818	$41,764	$654,818

Supplemental disclosures of cash flow information
Interest paid	$3,043	$—	$3,043
Income taxes paid	$150	$—	$150
Obligations incurred under capital lease for equipment	$8,614	$—	$8,614

See accompanying notes to financial statements

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2008

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Background

The accompanying un-audited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included. Operating results for the six months ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 2007.

Business description

Vycor Medical, LLC, (the “Company”) was formed in June 2005 under the laws of the State of New York. The Company converted its entity form on August 15, 2007 from a New York Limited Liability Company to a Delaware Corporation. The assets, liabilities and operations of the Company did not change pursuant to this reorganization, and the accompanying financial statements are presented as if the change occurred on the first day of the year. The Company’s business plan is to develop and market a commercially feasible surgical access system for sale to hospitals and medical professionals.

2.	SIGNIFICANT ACCOUNTING POLICIES

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Currently, the Company’s only estimate is that of depreciation expense.

Simultaneous with its incorporation, the Company’s shareholders donated substantial intellectual property that will be utilized in the design of the Company’s principal product.

Going Concern

The Company’s financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and assumes the Company will continue as a going concern. The Company has incurred losses since its inception, including a net loss of $(1,161,115) for the six months ended June 30, 2008, and the Company expects to incur substantial additional losses, including additional development costs, costs related to clinical trials and manufacturing expenses. The Company has incurred negative cash flows from operations since inception. As of June 30, 2008, the Company had a stockholders’ deficiency of $303,549 and cash and cash equivalents balance of $654,818.

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2008

2.            SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Going Concern - continued

In these circumstances the Company believes it may not have enough cash to meet its various cash needs for the year ended 2008 unless the Company is able to obtain additional cash from the issuance of debt or equity securities.  There is no assurance that additional funds from the issuance of equity will be available for the Company to finance its operations on acceptable terms. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Research and Development

The Company expenses all research and development costs as incurred. For the three months ended June 30, 2008 and 2007, the amounts charged to research and development expenses were $9,228 and zero, respectively. For the six months ended June 30, 2008 and 2007, the amounts charged to research and development expenses were $15,561 and 4,123, respectively.

Cash and cash equivalents

The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair market value because of the short maturity.

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. Cash and cash equivalents exceeding federally insured limits are approximately $554,818 at June 30, 2008.

Fair Values of Financial Instruments

At June 30, 2008 and 2007, fair values of cash and cash equivalents, accounts payable and convertible promissory notes approximate their carrying amount due to the short period of time to maturity.

Property and equipment

The Company records property and equipment at cost and calculates depreciation using the straight-line method over the estimated useful life of the assets, which is estimated to be between three and seven years. During the six months ended June 30, 2008 the Company purchased computer equipment for $8,614 and is being depreciated over five years.

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2008

2.             SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Income taxes

The Company accounts for income taxes in accordance with SFAS 109, Accounting For Income Taxes. This statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

Uses of estimates in the preparation of financial statements

Patents

The Company capitalizes legal and related costs associated with the establishment of patents for its products. Costs associated with the development of the patented item or processes are charged to research and development costs as incurred. The costs associated with the establishment of the patents are amortized over the life of the patent.

The Company reviews existing patents as well as those in the approval process for impairment on an annual basis using an present value, cash flow method pursuant to Statement of Financial Accounting Standards 142, Goodwill and Other Intangible Assets. Since the Company’s patents are either very new or still in the process of approval, the Company does not believe that any impairment of these amounts exists.

Revenue Recognition

To date, the Company has had virtually no revenue. Upon the planned development and sale of their products, the Company will record revenue at the time, pursuant to Staff Accounting Bulletin Topic 13(a) that a completed contract for the sale exists, title transfers to the buyer and the product is invoiced and shipped to the customer. The Company intends to sell a surgical access system, already approved by the U.S. Food and Drug Administration, to hospitals and other medical professionals. The Company does not expect the need to provide for product returns or warrantee costs but will review such potential costs after the commencement of sales.

Educational and marketing expenses

The Company may incur costs for the education of customers on the uses and benefits of its products. The Company will expense such costs as a component of selling, general and administrative costs as such costs are incurred.

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2008

2.	SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Website Costs

The Company capitalizes the costs associated with the acquisition of hardware and development tools as well as the creation of database tools in connection with the Company’s website pursuant to Statement of Position 98-1 and Emerging Issues Task Force 00-20. Other costs including the development of functionality and identification of software tools are expensed as incurred.

3.	ISSUANCE OF COMMON SHARES

During the six months ended June 30, 2008, the Company (a) sold 263,158 shares of its common stock to Christopher Vinas for a total consideration of $50,000; (b) sold 736,846 shares of its common stock to 19 individual investors for an aggregate consideration of $140,000; (c) sold 263,158 shares of its common stock to George Kivotidis for a total consideration of $50,000; (d) issued 47,366 shares of its common stock to RES Holdings, Inc. as compensation for investment advisory services; (e) issued 1,047,494 shares of its common stock to Concordia Financial Group as compensation for investment advisory services; (f) issued 523,747 shares of its common stock to Sichenzia Ross Friedman Ferrence as compensation for legal services rendered to the Company and (g) exchanged a previously-issued convertible debenture held by David Salomon in the original face amount of $150,000 for 1,211,111 shares of the Company’s common stock.

4.	LONG-TERM DEBT

Long-term debt consists of:

	June 30, 2008	December 31, 2007
On January 9, 2006 the Company entered into a note payable to GC Advisors, with interest at 12%, due earlier of January 9, 2009, or five business days following the receipt of at least $500,000 in cash from any form of equity or debt financing.	-0-	$17,000

On April 2007 the Company entered into a $50,000 note payable to Optimus Service LLC. On June 2007 the note holder advanced an additional $50,000. The Company agreed to monthly payments of $20,500 which began February 2008 with interest at the Prime interest rate as reported in the Wall Street Journal	-0-	100,000

On August 28, 2007 the Company entered into a convertible promissory note, payable to David Salomon in the amount of $150,000 due August 28, 2008. The note holder has the right to convert all of the principal amount of this note, prior to the due date, into fully paid and non-assessable Common shares of the Company. This option was exercised on February 15, 2008. Net of unamortized loan discount of $23,889	-0-	126,111

On December 14, 2006 the Company entered into a Convertible debenture, in the amount of $172,500 payable to Fountainhead Capital Partners Limited, with interest at the applicable Federal Rate as defined in sec. 1274 (d) of the Internal Revenue Code, due June 21, 2007. The due date of this debenture has been extended to February 15, 2009. Net of unamortized loan Discount of $38,389 at June 30, 2008 and $55,464 at December 31, 2007.	134,111	117,037

On February 15, 2008 the Company entered into a Convertible Debenture payable to Fountainhead Capital Partners Limited, with interest at 6% per annum, due February 15, 2009. The Holder is entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the conversion price of $0.1230 per share, subject to adjustment. Net of unamortized loan discount of $52,743	97,257	-0-

On February 15, 2008 the Company entered into a Convertible Debenture, payable to Regent Private Capital, LLC, with Interest at 6% per annum, due on or before February 15, 2009. The Holder is entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the Conversion price of $0.1230 per share, subject to adjustment. Net of unamortized loan discount of $175,814.	324,186	-0-

On April 15, 2008 the Company entered into a Convertible Debenture payable to Fountainhead Capital Partners Limited, with interest at 6% per annum, due April 15, 2009. The Holder is entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the conversion price of $0.1230 per share, subject to adjustment. Net of unamortized loan discount of $70,325,	79,675	-0-

On April 22, 2008 the Company entered into a Convertible Debenture, payable to Regent Private Capital, LLC, with Interest at 6% per annum, due on or before April 22, 2009. The Holder is entitled to convert all or any amount of the principal face amount of the debenture then outstanding into shares of common stock of the Company at the Conversion price of $0.1230 per share, subject to adjustment. Net of unamortized loan discount of $234,417. Subsequently, Fountainhead assigned the principal amount of each note to Altcar Investments and D Johansen	265,583	-0-

	$900,812	$360,147

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2008

5.	OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

During the six month period ended June 30, 2008, the Company (a) issued convertible debentures to Regent Private Capital which would result in the issuance of an additional 8,129,806 shares of the Company’s common stock if fully converted and (b) issued convertible debentures to Fountainhead Capital Partners Limited which would result in the issuance of an additional 2,438,942 shares of the Company’s common stock if fully converted.

In addition, On February 13, 2008, the Company granted non-qualified stock options to each of Kenneth T. Coviello and Heather N. Jensen to purchase 500,000 shares of the Company’s common stock at $0.135 per share. The shares subject to such options shall vest and become exercisable over 3 years with 33 1/3% vesting each year.

The foregoing options, warrants and convertible securities, if fully exercised or converted, would result in the aggregate, to the issuance of an additional 11,568,748 shares of the Company’s common stock. Utilizing a Black-Scholes valuation model, the Company estimates the fair value of such options, warrants and rights to be approximately $811,482 and has recorded $165,721 as an expense, in connection with these additional options issued in the six month period ended June 30, 2008.

6.	NET LOSS PER SHARE

SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share (“EPS”) for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share.

As of June 30, 2008 the Company has outstanding warrants, option, and convertible debentures that would, if exercised, result in the issuance of 24,193,134 in additional common shares. The fair value of these options, warrants and convertible debentures in accordance with the Black-Scholes valuation model is approximately $939,194. The effect of these options and warrants on earnings per share would be anti-dilutive so basic and diluted earnings are stated at the same amount.

As referred to in Note 1, the Company changed its entity form from a limited liability company to a corporation on August 15, 2007. Since a limited liability company does not have shares outstanding, no loss per share calculation can be made for three or six months ended June 30, 2007 or for the cumulative period from inception to June 30, 2008.

VYCOR MEDICAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2008

6.	NET LOSS PER SHARE (CON’T)

In December 2004, the Financial Accounting Standards Board (the FASB) issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (SFAS 123(R)) which replaces SFAS 123 and supersedes APB Opinion No. 25. Under the provisions of SFAS 123(R), companies are required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. The statement is effective as of the beginning of the first annual reporting period that begins after June 15, 2005 and accordingly has been adopted by the Company in 2006. SFAS 123 (R) requires that compensation expense be recognized for the unvested portions of existing options granted prior to its effective date and the cost of options granted to employees after the effective date based on the fair value of the stock options at grant date.

7.	COMMITMENTS AND CONTINGENCIES

The Company leases its office space on a month-to-month basis. Rental expense for the three months ended June 30, 2008 and 2007 were $4,964 and $3,650, respectively. Rental expense for the six months ended June 30, 2008 and 2007 were $10,191 and $7,450, respectively.

8.	RECLASSIFICATIONS

Certain limited reclassification and format changes have been made to prior years’ amounts to conform to the current year presentation.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses and Issuance and Distribution

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

SEC Registration Fee	$16

Printing Expenses	—
Legal Fees and Expenses	$55,000
Accountants’ Fees and Expenses	$30,000
Blue Sky Fees and Expenses	$2,000
Transfer Agent Fees	—
Miscellaneous Expenses	—
Total	$87,016

All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to our company and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law, or any other applicable law. Our bylaws further provide that we may modify the extent of such indemnification by individual contracts with its directors and officers.

We shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding; provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director and officers (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under the bylaws or otherwise.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 15. Recent Sales of Unregistered Securities

Below is a list of securities sold by us within the past three years which were not registered under the Securities Act.

Name of Purchaser (Selling Stockholder)	Date of Sale	Title of Security	Amount of Securities Sold	Consideration
Kenneth Coviello	September 5, 2005	Common Stock	5,117,922	$7,000
Heather N. Jensen	September 5, 2005	Common Stock	5,117,922	$7,000
Sawmill Trust c/o Mitchell Greene, Robinson Brog Greene	September 5, 2005	Common Stock	5,117,922	$7,000
Steven Thuilot	November 10, 2005 February 3, 2006 March 1, 2006 April 13, 2006	Common Stock	534,939	$50,000
Dr. Michael Wayne	November 15, 2005	Common Stock	100,301	$25,000
Ed and Joanne Minder	November 10, 2005 January 18, 2006 March 15, 2006	Common Stock	267,469	$25,000
Larry Coviello	November 10,2005 January 18, 2006 March 19, 2006	Common Stock	281,859	$26,345
Robert Coviello	November 1, 2005 January 18, 2006 March 19, 2006	Common Stock	228,365	$21,345
Neal Clay	March 14, 2006	Common Stock	107,041	$10,000
Joan Pallateri	March 27, 2006	Common Stock	107,041	$10,000
Edwin Tironi	March 14, 2006	Common Stock	160,482	$15,000
Susan and Lambert Dahlin	March 24, 2006	Common Stock	160,482	$15,000
Prateek Parekh	April 10, 2006	Common Stock	40,120	$10,000
Goran Avdicevic	April 10, 2006	Common Stock	100,301	$25,000
Harpreet Anand	April 10, 2006	Common Stock	64,193	$16,000
Anirban Sen	April 10, 2006	Common Stock	60,181	$15,000
Joel R. Smart Living Trust	July 7, 2006	Common Stock	50,151	$12,500
Clarence A. Dahlin Living Trust	July 7, 2006	Common Stock	50,151	$12,500
Joel R. Smart Living Trust and Clarence A. Dahlin Living Trust	October 26, 2006	Common Stock	100,301	$25,000

GC Advisors	September 20, 2006 January 20, 2007	Common Stock	80,241	Professional Services
Kenneth Olson	April 18, 2007	Common Stock	100,301	$25,000
Feldstein Management	August 14, 2007	Common Stock	12,197	$3,040
Dr. David Langer	August 14, 2007	Common Stock	24,072	Professional Services
Vinas & Company	August 14, 2007	Common Stock	16,048	Professional Services
David Salomon	August 15, 2007 February 13, 2008	Common Stock	150,000 1,211,111	$150,000
MAC Strategic Advisors	November 15, 2007	Common Stock	40,000	Professional Services
George Kivotidis	November 15, 2007	Common Stock	100,000	$50,000
	March 10, 2008	Common Stock	263,158	$50,000
Christopher A. Vinas	January 23, 2008 February 26, 2008	Common Stock	263,158	$50,000
RES Holdings	February 26, 2008	Common Stock	23,683	Professional Services
	April 15, 2008	Common Stock	23,683	Professional Services
LFI Investments Ltd	February 20, 2008	Common Stock	78,947	$10,000
Jay Berkow	February 20, 2008	Common Stock	52,632	$10,000
Vivek Bhaman	February 20, 2008	Common Stock	26,316	$5,000
Robert Braumann	February 20, 2008	Common Stock	26,316	$5,000
John A. Brown Jr.	February 20, 2008	Common Stock	52,632	$10,000
Vincent P. Carroll	February 20, 2008	Common Stock	26,316	$5,000
Robert A. Frazier	February 20, 2008	Common Stock	26,316	$5,000
Martin Keating	February 20, 2008	Common Stock	26,316	$5,000
Vicor F. Keen	February 20, 2008	Common Stock	78,947	$15,000
Robert M. Richards	February 20, 2008	Common Stock	26,316	$5,000
Joseph Roberts	February 20, 2008	Common Stock	26,316	$5,000
Thomas Romano	February 20, 2008	Common Stock	26,316	$5,000
Edward F. Sager, Jr.	February 20, 2008	Common Stock	26,316	$5,000
Mark Staples	February 20, 2008	Common Stock	26,316	$5,000
Neil Strauss	February 20, 2008	Common Stock	52,632	$10,000
Terry Tyson	February 20, 2008	Common Stock	52,632	$10,000
Geoffrey C Walker	February 20, 2008	Common Stock	26,316	$5,000
James Ward	February 20, 2008	Common Stock	26,316	$5,000
Jay S. Weiss	February 20, 2008	Common Stock	52,632	$10,000
Concordia Financial Group	February 20, 2008	Common Stock	523,747	Professional Services
	April 15, 2008	Common Stock	523,747	Professional Services
Sichenzia Ross Friedman Ference, LLP	February 20, 2008	Common Stock	523,747	Professional Services

Dr. Ezriel E. Kornel entered into a consulting agreement with us on January 10, 2006. Pursuant to the consulting agreement, in consideration for acting as our consultant, Dr. Kornel received options to acquire 240,720 shares of our common stock at a price of $.25 per share. The term of the agreement is for three years.

Dr. David Langer entered into an amended and restated consulting agreement with the Company on December 11, 2006. Pursuant to the agreement, Dr. Langer agreed to provide us certain consulting services, which include the role of our Chief Medical Advisor, assistance in the analysis, preparation, submission, publication and presentation of scientific data in relation to our research efforts ands ales and marketing efforts. In consideration of such consulting services, Dr. Langer received options to acquire 320,960 shares of the Company’s common stock at a price of $.25 per share. The agreement will terminate April 15, 2009.

Dr. Donald O’Rourke entered into a consulting agreement with us on January 18, 2008. Pursuant to the consulting agreement, Dr. O’Rourke shall provide consulting or advisory services on an as needed basis, to guide us in making important strategic decisions and to evaluate our strategic plans and decisions, research and/or development activities and results, competitive positions and/or other scientific and/or technical issues. In consideration for providing such services, Dr. O’Rourke was granted an option to purchase 50,000 shares of the Company’s common stock at $.50 per share.

In consideration for providing consulting services to us, we granted to GC Advisors LLC two warrants to purchase an aggregate of 192,576 shares of our common stock each for a purchase price of $.135 per share. One warrant expires on January 9, 2009 and the other on January 9, 2010.

In consideration for being our strategic business advisor, we issued to Martin Magida a warrant to purchase up to 160,480 shares of our common stock at $.24 per share. The warrant is valid from September 1, 2007 for a period of five years.

In consideration for purchasing our stock of common shares, we issued to George Kivotidis a warrant to purchase up to 4,000 shares of our common stock at $.50 per share. The warrant is valid from November 6, 2007 for a period of three years.

In consideration for advisory services, we issued to Robert Guinta is a holder of a warrant to purchase up to 160,480 shares of the Company’s common stock at $.24 per share. The warrant is valid from September 1, 2007 for a period of five years.

Each of Kenneth Coviello and Heather Jensen entered into a stock option agreement with us dated February 15, 2008. Pursuant to the said stock option agreements, each of Kenneth Coviello and Heather Jensen was granted an option to purchase 500,000 shares of common stock of the Company at an exercise price of $.135 per share. The option shall vest 33 1/3% on each of the first, second and third anniversary of the grant and shall expire February 12, 2018.

On December 14, 2006, we issued to Fountainhead Capital Partners Limited a Bridge Loan Debenture for the original principal amount of $172,500, which may be converted, at the option of Fountainhead Capital Partners Limited to 1,876,300 shares of our common stock. The Bridge Loan Debenture has a maturity date of February 15, 2009.

On February 15, 2008, we entered into a transaction with Regent Private Capital, LLC, whereby Regent Private Capital, LLC agreed to invest $1,000,000 in the purchase of our Convertible Debentures—such investment to be made in two tranches of $500,000 each.

In connection with the investment by Regent Private Capital, LLC, Fountainhead Capital Partners Limited agreed to make additional investments totaling $300,000 in two tranches of $150,000 each concurrent with the Regent investments.

These Convertible Debentures have a term of one year and are convertible into shares of the our common stock at a price of approximately $.123 per share. If fully converted, the Convertible Debentures would result in the issuance of 8,129,529 shares to Regent Private Capital, LLC and 2,438,859 shares to Fountainhead Capital Partners Limited.

As of the date hereof, both tranches of investments by Regent Private Capital, LLC and Fountainhead Capital Partners Limited have been completed. On April 15, 2008, Fountainhead Capital Partners Limited assigned its interest in the Fountainhead Bridge Loan Debenture to Fountainhead Capital Management Limited.

At the same time, approximately twenty smaller investors agreed to invest an additional approximately $140,000 in the purchase of shares of our common stock at approximately $.19 per share. The investment closed on or about February 20, 2008.

In connection with the investments by Regent Private Capital, LLC, Fountainhead Capital Partners Limited and consultancy services provided, we issued a total of 1,047,494 shares of our common stock to The Concordia Financial Group and 523,747 shares of our common stock to Sichenzia, Ross Friedman and Ference, LLP.

We issued a warrant to Fountainhead Capital Partners Limited to purchase 50.22 Membership Units of the Company (now 805,931 shares of our shares of common stock) dated December 15, 2006 at $.50 per share.

On December 14, 2006, we entered into an Option Agreement with Fountainhead Capital Partners Limited which granted to Fountainhead Capital Partners Limited an option to invest up to $1,850,000 within three years from December 14, 2006 in exchange for up to 5,652,954 shares of our common stock and warrants to convert to 3,017,409 shares of our common stock.

In consideration of Regent Private Capital, LLC agreeing to invest $1,000,000 in the purchase of our Convertible Debentures, Fountainhead Capital Partners Limited executed an Assignment of Rights under Warrant and Under Option Agreement to assign to Regent Private Capital, LLC 50% interest in Fountainhead Capital Partners Limited’s rights, title and interest in the abovementioned Option Agreement, the warrant to purchase shares at $.50 per share and the warrant under the Option Agreement. By reason of this assignment, Fountainhead Capital Partners Limited assigned to Regent Private Capital, LLC the rights under the warrant to acquire 50% of the underlying securities issuable on exercise of the warrant and 50% of the rights to make future investment in the Company.

The securities issued in the abovementioned transactions were issued in connection with private placements exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act and Rule 506 of Regulation D.

Item 16. Exhibits

Exhibit No.	Description
3.	Certificate of Incorporation*
3.2	Bylaws*
3.3	6% Convertible Debenture No. 1 to Regent Private Capital, LLC*
3.4	6% Convertible Debenture to Fountainhead Capital Partners Limited*
3.5	Fountainhead Capital Partners Limited Warrant*
3.6	Fountainhead Capital Partners Limited Bridge Loan Debenture*
3.7	GC Advisors LLC Warrants*
3.8	George Kivotidis Warrant dated November 6, 2007*
3.9	Martin Magida Warrant dated September 1, 2007*
3.10	Robert Guinta Warrant dated September 1, 2007*
5.1	Opinion of Sichenzia Ross Friedman Ference LLC regarding legality of common stock being registered.
10.1	Fountainhead Capital Partners Limited Option Agreement*
10.2	Convertible Debenture Purchase Agreement between Vycor Medical, Inc. and Regent Private Capital, LLC dated February 14, 2008*
10.3	Convertible Debenture Purchase Agreement between Vycor Medical, Inc. and Fountainhead Capital Partners Limited*
10.4	Stock Option Agreement with Heather N. Jensen dated February 15, 2008*
10.5	Stock Option Agreement with Kenneth Coviello dated February 15, 2008*
10.6	Assignment of Rights Under Warrant and Under Option Agreement dated February 14, 2008 between Fountainhead Capital Partners Limited, Regent Private Capital LLC and Vycor Medical, Inc.*
10.7	Assignment Agreement between John R. Mangiardi and The Sawmill Trust dated September 17, 2005.*
10.8	Assignment Agreement between The Sawmill Trust and Vycor Medical LLC dated September 17, 2005.*
10.9	Lease Agreement dated July 26, 2008.
10.10	Business Operating Agreement dated September 11, 2007 with Lacey Manufacturing Company*.
10.11	Consulting Agreement with Dr. Langer
10.12	Consulting Agreement with Dr. Kornel
10.13	Consulting Agreement with Dr. O’Rourke
10.14	Retainer Agreement with Sichenzia Ross Friedman Ference LLP
23.1	Consent of Sichenzia Ross Friedman Ference LLC (will be included in its legal opinion to be filed as Exhibit 5.1)*
23.2	Consent of Paritz & Company for use of their report.

*Incorporated by reference to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 3, 2008.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York State of New York on the 22nd ]day of August, 2008.

VYCOR MEDICAL, INC.

By:	/s/ Kenneth T. Coviello
Kenneth T. Coviello Chief Executive Officer and Director

By:	/s/ Heather N. Jensen
Heather N. Jensen President, Founder and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.

/s/ Kenneth T. Coviello	August 22, 2008
Kenneth T. Coviello Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

/s/ Heather N. Jensen	Ajugust 22, 2008
Heather N. Jensen President and Director

/s/ Pascale Mangiardi	August 22, 2008
Pascale Mangiardi Director

/s/ Robert Diener	August 22, 2008
Robert Diener Director